UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE

INVESTMENT COMPANY ACT OF 1940

Amendment No. 11

Baillie Gifford Funds

(Exact Name of Registrant as Specified in Charter)

Calton Square, 1 Greenside Row, Edinburgh, Scotland, UK	EH1 3AN
(Address of Principal Executive Offices)	(Zip Code)

(011-44-131-275-2000)

(Registrant’s Telephone Number, Including Area Code)

Angus N.G. Macdonald

Calton Square

1 Greenside Row

Edinburgh, Scotland

United Kingdom EH1 3AN

(Name and Address of Agent for Service)

This Amendment No. 11 to the Registration Statement is filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940.  However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the “1933 Act”), since such interests will be issued and sold only in transactions exempt from the registration requirements of the 1933 Act.  This Amendment No. 11 to the Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any beneficial interests in the Registrant.

BAILLIE GIFFORD FUNDS

c/o Baillie Gifford Overseas Limited

Calton Square

1 Greenside Row

Edinburgh, Scotland

United Kingdom EH1 3AN

011-44-131-275-2000

PRIVATE PLACEMENT MEMORANDUM

April 30, 2010

THE SECURITIES DESCRIBED IN THIS MEMORANDUM ARE BEING OFFERED ONLY TO “ACCREDITED INVESTORS,” AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933.

Baillie Gifford Funds (the “Trust”) is an open-end, diversified management investment company consisting of six series (each a “Fund”) offering portfolios with different objectives and strategies.  The Funds’ manager is Baillie Gifford Overseas Limited (the “Manager”).

The International Equity Fund seeks capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets.

The EAFE Fund seeks capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed markets.  Portfolio decisions are made by the named portfolio manager with input from regional specialists.

The EAFE Choice Fund seeks capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed markets.  Portfolio decisions are made by a portfolio construction group that includes a number of regional investment representatives.

The Emerging Markets Fund seeks capital appreciation through investment in an international portfolio of equity securities of issuers located in countries with emerging markets.

The Global Alpha Equity Fund seeks capital appreciation through investment in an international portfolio of equity securities of issuers located in countries of developed and emerging markets.

The North American Equity Fund seeks capital appreciation through investments in a portfolio of equity securities of issuers located in North America.

Shares of each Fund may be purchased directly from the Trust in cash or in-kind by means of exchanging securities which are eligible for purchase by the relevant Fund.  There is a purchase premium in the case of cash investments.  Shares of any Fund may be redeemed in cash or in-kind.  There is a redemption fee in the case of cash redemptions.  All purchase premiums and redemption fees are paid to and retained by the relevant Fund and are intended to offset brokerage and transaction costs arising in connection with the purchase or redemption.  The purchase premium and redemption fee may be waived or reduced by the Manager, however, if the brokerage and transaction costs in connection with the purchase or redemption are minimal or in other circumstances in the Manager’s discretion.  See “PURCHASE OF SHARES” and “REDEMPTION OF SHARES” below.  The minimum investment in any Fund must be worth at least $1 million; subsequent investments in any Fund must be worth at least $100,000.  The Manager may, in its discretion, permit smaller initial or subsequent investments and may choose not to accept any investment for any or no reason.  An exchange of securities for shares of a Fund to effect an in-kind purchase of the Fund’s shares will generally be a taxable transaction for an exchanging shareholder subject to U.S. federal income tax.

This Private Placement Memorandum concisely describes the information that investors should know before investing.  Please read it carefully and keep it for future reference.

A Statement of Additional Information dated April 30, 2010 is available for the Funds free of charge by writing to the Manager at the address shown on the cover of this memorandum or by telephoning 011-44-131-275-2000 (Attention: Nigel Cessford) before 12:00 noon (New York time) on any business day.  The SAI, which contains more detailed information about the Trust and the Funds, is incorporated by reference into this Memorandum.  Shareholders may submit to the Trust claims for reimbursement of telephone charges incurred in placing such calls.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.  THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.  FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM.  HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM.  IN CERTAIN CASES INVESTORS MAY BE REDEEMED “IN-KIND” AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.  IN SUCH CASE, AN INVESTOR WILL INCUR COSTS WHEN THE INVESTOR SELLS THE SECURITIES DISTRIBUTED.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE

STATEMENT OF ADDITIONAL INFORMATION OR IN OTHER MATERIALS APPROVED BY THE TRUST.  NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	51
LEGAL COUNSEL	51
SHAREHOLDER INQUIRIES	51

v

The International Equity Fund

Summary of Key Information

Investment Objective

The International Equity Fund seeks capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

	Class 1		Class 2		Class 3		Class 4
Shareholder Transaction Expenses
Purchase Premium (as a percentage of amount purchased)	0.20%		0.20%		0.20%		0.20%
Redemption Fee (as a percentage of amount redeemed)	0.15%		0.15%		0.15%		0.15%
Annual Fund Operating Expenses (as a percentage of average net assets)
Management Fees	0.30%		0.30%		0.30%		0.30%
Service Charges	0.45%		0.27%		0.20%		0.17%
Other Expenses	0.19	%(a)	0.13	%(a)	0.13	%(b)	0.13	%(b)
Total Annual Operating Expenses	0.94%		0.70%		0.63%		0.60%

(a)   Other Expenses differ between Class 1 and Class 2 due to various factors that can have disproportionate effects on a particular Class, such as relatively significant inflows, outflows and class conversions/exchanges when a class of shares is held by a small number of investors.

(b)   Class 3 and Class 4 are currently unfunded, therefore Other Expenses have been estimated for these classes based on the Other Expenses of Class 2 shares.

Example of Expenses

The Examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  They assume that you invest $1,000,000 (the Fund’s minimum investment requirement) in the Fund for the time periods indicated and then either redeem all of your shares, or do not redeem any shares, at the end of those periods.  They also assume that your investment has a 5% return each year and that the Fund’s operating expenses remain the same.  The assumed 5% annual return in the Examples should not be considered a representation of investment performance, as actual performance will depend upon actual investment results of securities held in the Fund’s portfolio.  Your actual costs may be higher or lower than the Examples indicate.

Assuming redemption of all shares at the end of the period:

	1 year	3 years	5 years	10 years
Class 1	$13,129	$33,583	$55,732	$119,467
Class 2	$10,698	$26,041	$42,732	$91,160
Class 3	$9,987	$23,831	$38,911	$82,769
Class 4	$9,683	$22,882	$37,269	$79,154

Assuming no redemption of shares at the end of the period:

	1 year	3 years	5 years	10 years
Class 1	$11,572	$31,897	$53,905	$117,238
Class 2	$9,136	$24,342	$40,884	$88,879
Class 3	$8,425	$22,129	$37,057	$80,473
Class 4	$8,120	$21,179	$35,412	$76,852

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when shares are held in a taxable account. These transaction costs, which are not reflected in “Annual Fund Operating Expenses” or in the “Example Expenses,” affect the Fund’s performance.  During the Fund’s most recent fiscal year, the Fund’s portfolio turnover rate was 17% of the average value of its portfolio.

Principal Investment Strategies

The Fund will seek to meet its objective through the active management of its portfolio through making investments in selected businesses which may grow and enjoy sustainable competitive advantages in their markets.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities.  The Fund invests in securities issued by companies predominantly located in countries contained in the MSCI ACWI (ex US) Index, cash and cash equivalents.

Principal Risks

The value of the Fund’s investments will be affected by the techniques and analyses of the Fund’s management, fluctuations in the stock markets in which the Fund is invested, factors affecting a particular industry or industries, real or perceived adverse economic conditions, changes in interest or currency rates or adverse investor sentiment generally (Management Risk, Market Risk).  Non-U.S. securities are subject to additional risks, including less liquidity, increased volatility, less transparency, withholding taxes, increased vulnerability to adverse changes in local and global economic conditions, and possible fluctuation in value due to adverse political conditions (Foreign Investment Risk, Emerging Markets Risk).  Other principal risks include Currency and Hedging Risk (fluctuation in value due to changing currency exchange rates and the potential to preclude the opportunity for gain if a hedged currency should rise) and may include Liquidity Risk (investments may be difficult to sell due to a limited market or regulatory restrictions).  Please see the “Primary Investment Risks” section in this Memorandum for a more detailed description of the Fund’s risks.  It is possible to lose money on an investment in the Fund.

Investment Adviser	Portfolio Manager

Baillie Gifford Overseas Limited	Gerald Smith.
Lead Manager. Service with the International Equity Fund since 2000.

The EAFE Fund

Summary of Key Information

Investment Objective

The EAFE Fund seeks capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed markets.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

	Class 1		Class 2		Class 3		Class 4
Shareholder Transaction Expenses
Purchase Premium (as a percentage of amount purchased)	0.20%		0.20%		0.20%		0.20%
Redemption Fee (as a percentage of amount redeemed)	0.15%		0.15%		0.15%		0.15%
Annual Fund Operating Expenses (as a percentage of average net assets)
Management Fees	0.25%		0.25%		0.25%		0.25%
Service Charges	0.45%		0.27%		0.20%		0.17%
Other Expenses	0.14	%(a)	0.13	%(a)	0.13	%(b)	0.13	%(a)
Total Annual Operating Expenses	0.84%		0.65%		0.58%		0.55%

(a)   Other Expenses differ between Class 1 and Classes 2 and 4 due to various factors that can have disproportionate effects on a particular Class, such as relatively significant inflows, outflows and class conversions/exchanges when a class of shares is held by a small number of investors.

(b)   Class 3 is currently unfunded, therefore Other Expenses have been estimated for these classes based on the Other Expenses of Class 2 shares.

Example of Expenses

The Examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  They assume that you invest $1,000,000 (the Fund’s minimum investment requirement) in the Fund for the time periods indicated and then either redeem all of your shares, or do not redeem any shares, at the end of those periods.  They also assume that your investment has a 5% return each year and that the Fund operating expenses remain the same.  The assumed 5% annual return in the Examples should not be considered a representation of investment performance, as actual performance will depend upon actual investment results of securities held in the Fund’s portfolio.  Your actual costs may be higher or lower than the Examples indicate.

Assuming redemption of all shares at the end of the period:

	1 year	3 years	5 years	10 years
Class 1	$12,117	$30,447	$50,334	$107,759
Class 2	$10,190	$24,463	$40,004	$85,173
Class 3	$9,479	$22,249	$36,173	$76,738
Class 4	$9,175	$21,299	$34,527	$73,104

Assuming no redemption of shares at the end of the period:

	1 year	3 years	5 years	10 years
Class 1	$10,558	$28,756	$48,499	$105,509
Class 2	$8,628	$22,762	$38,152	$82,881
Class 3	$7,916	$20,545	$34,315	$74,431
Class 4	$7,611	$19,594	$32,666	$70,791

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when shares are held in a taxable account. These transaction costs, which are not reflected in “Annual Fund Operating Expenses” or in the “Example Expenses,” affect the Fund’s performance.  During the Fund’s most recent fiscal year, the Fund’s portfolio turnover rate was 9% of the average value of its portfolio.

Principal Investment Strategies

The Fund will seek to meet its objective through the active management of its portfolio through making investments in selected businesses which may grow and enjoy sustainable competitive advantages in their markets.  The Fund will invest in a diversified portfolio of listed securities issued by companies domiciled or principally conducting their business in countries contained in the MSCI EAFE Index, cash and cash equivalents.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities of companies whose principal activities are in Europe, Australasia, and/or the Far East.

Principal Risks

The value of the Fund’s investments will be affected by the techniques and analyses of the Fund’s management, fluctuations in the stock markets in which the Fund is invested, factors affecting a particular industry or industries, real or perceived adverse economic conditions, changes in interest or currency rates or adverse investor sentiment generally (Management Risk, Market Risk).  Non-U.S. securities are subject to additional risks, including less liquidity, increased volatility, less transparency, withholding taxes, increased vulnerability to adverse changes in local and global economic conditions, and possible fluctuation in value due to adverse political conditions (Foreign Investment Risk, Emerging Markets Risk).  Other principal risks include Currency and Hedging Risk (fluctuation in value due to changing currency exchange rates and the potential to preclude the opportunity for gain if a hedged currency should rise) and may include Liquidity Risk (investments may be difficult to sell due to a limited market or regulatory restrictions).  Please see the “Primary Investment Risks” section in this Memorandum for a more detailed description of the Fund’s risks.  It is possible to lose money on an investment in the Fund.

Investment Adviser	Portfolio Manager

Baillie Gifford Overseas Limited	James Anderson

Lead Manager. Service with the EAFE Fund since 2008.

The EAFE Choice Fund

Summary of Key Information

Investment Objective

The EAFE Choice Fund seeks capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed markets.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

	Class 1		Class 2	Class 3		Class 4
Shareholder Transaction Expenses
Purchase Premium (as a percentage of amount purchased)	0.20%		0.20%	0.20%		0.20%
Redemption Fee (as a percentage of amount redeemed)	0.15%		0.15%	0.15%		0.15%
Annual Fund Operating Expenses (as a percentage of average net assets)
Management Fees	0.25%		0.25%	0.25%		0.25%
Service Charges	0.45%		0.27%	0.20%		0.17%
Other Expenses	0.30	%(a)	0.30%	0.30	%(a)	0.30	%(a)
Total Annual Operating Expenses	1.00%		0.82%	0.75%		0.72%

(a)   Class 1, Class 3 and Class 4 are currently unfunded, therefore Other Expenses have been estimated for these classes based on the Other Expenses of Class 2 shares.

Example of Expenses

The Examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. They assume that you invest $1,000,000 (the Fund’s minimum investment requirement) in the Fund for the time periods indicated and then either redeem all of your shares, or do not redeem any shares, at the end of those periods.  They also assume that your investment has a 5% return each year and that the Fund operating expenses remain the same.  The assumed 5% annual return in the Examples should not be considered a representation of investment performance, as actual performance will depend upon actual investment results of securities held in the Fund’s portfolio.  Your actual costs may be higher or lower than the Examples indicate.

Assuming redemption of all shares at the end of the period:

	1 year	3 years	5 years	10 years
Class 1	$13,736	$35,461	$58,957	$126,433
Class 2	$11,914	$29,819	$49,252	$105,403
Class 3	$11,205	$27,617	$45,453	$97,116
Class 4	$10,900	$26,671	$43,821	$93,546

Assuming no redemption of shares at the end of the period:

	1 year	3 years	5 years	10 years
Class 1	$12,180	$33,777	$57,136	$124,217
Class 2	$10,355	$28,126	$47,414	$103,148
Class 3	$9,644	$25,921	$43,610	$94,846
Class 4	$9,339	$24,974	$41,975	$91,270

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when shares are held in a taxable account. These transaction costs, which are not reflected in “Annual Fund Operating Expenses” or in the “Example Expenses,” affect the Fund’s performance.  During the Fund’s most recent fiscal period, (December 16, 2009 through December 31, 2009), the Fund’s portfolio turnover rate was 0% of the average value of its portfolio.  Although difficult to predict, it is not anticipated that under normal circumstances the annual portfolio turnover rate for the Fund will exceed 50%.

Principal Investment Strategies

The Fund will seek to meet its objective through the active management of its portfolio through making investments in selected businesses which may grow and enjoy sustainable competitive advantages in their markets.  The Fund will invest in a diversified portfolio of listed securities issued by companies domiciled or principally conducting their business in countries contained in the MSCI EAFE Index, cash and cash equivalents.  Under normal circumstances, the Fund will invest at least 90% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities of companies whose principal activities are in Europe, Australasia, and/or the Far East.

Principal Risks

The value of the Fund’s investments will be affected by the techniques and analyses of the Fund’s management, fluctuations in the stock markets in which the Fund is invested, factors affecting a particular industry or industries, real or perceived adverse economic conditions, changes in interest or currency rates or adverse investor sentiment generally (Management

Risk, Market Risk).  Non-U.S. securities are subject to additional risks, including less liquidity, increased volatility, less transparency, withholding taxes, increased vulnerability to adverse changes in local and global economic conditions, and possible fluctuation in value due to adverse political conditions (Foreign Investment Risk, Emerging Markets Risk).  Other principal risks include Currency and Hedging Risk (fluctuation in value due to changing currency exchange rates and the potential to preclude the opportunity for gain if a hedged currency should rise) and may include Liquidity Risk (investments may be difficult to sell due to a limited market or regulatory restrictions).  Please see the “Primary Investment Risks” section in this Memorandum for a more detailed description of the Fund’s risks.  It is possible to lose money on an investment in the Fund.

Investment Adviser	Portfolio Managers

Baillie Gifford Overseas Limited	Gerard Callahan
Lead Investment Manager. Service with the EAFE Choice Fund since 2009.

Mick Brewis
Investment Manager. Service with the EAFE Choice Fund since 2009.

Paul Faulkner
Investment Manager. Service with the EAFE Choice Fund since 2009.

Craig Collins
Investment Manager. Service with the EAFE Choice Fund since 2009.

Iain Campbell
Investment Manager. Service with the EAFE Choice Fund since 2009.

The Fund’s portfolio is constructed by a portfolio management group that includes a number of regional investment representatives.

The Emerging Markets Fund

Summary of Key Information

Investment Objective

The Emerging Markets Fund seeks capital appreciation through investment in an international portfolio of equity securities of issuers located in countries with emerging markets.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

	Class I	Class II	Class III
Shareholder Transaction Expenses
Purchase Premium (as a percentage of amount purchased)	0.25%	0.25%	0.25%
Redemption Fee (as a percentage of amount redeemed)	0.25%	0.25%	0.25%
Annual Fund Operating Expenses (as a percentage of average net assets)
Management Fees	0.50%	0.50%	0.50%
Service Charges	0.30%	0.25%	0.10%
Other Expenses (a)	0.18%	0.20%	0.20%
Total Annual Operating Expenses	0.98%	0.95%	0.80%

(a)   Other Expenses differ between Class I and Classes II and III due to various factors that can have disproportionate effects on a particular Class, such as relatively significant inflows, outflows and class conversions/exchanges when a class of shares is held by a small number of investors.

Example of Expenses

The Examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  They assume that you invest $1,000,000 (the Fund’s minimum investment requirement) in the Fund for the time periods indicated and then either redeem all of your shares, or do not redeem any shares, at the end of those periods. They also assume that your investment has a 5% return each year and that the Fund operating expenses remain the same.  The assumed 5% annual return in the Examples should not be considered a representation of investment performance, as actual performance will depend upon actual investment results of securities held in the Fund’s portfolio.  Your actual costs may be higher or lower than the Examples indicate.

Assuming redemption of all shares at the end of the period:

	1 year	3 years	5 years	10 years
Class I	$15,066	$36,411	$59,570	$126,034
Class II	$14,763	$35,504	$57,959	$122,555
Class III	$13,246	$30,805	$49,870	$104,996

Assuming no redemption of shares at the end of the period:

	1 year	3 years	5 years	10 years
Class I	$12,472	$33,635	$56,533	$122,336
Class II	$12,168	$32,695	$54,918	$118,846
Class III	$10,648	$27,984	$46,807	$101,233

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when shares are held in a taxable account. These transaction costs, which are not reflected in “Annual Fund Operating Expenses” or in the “Example Expenses,” affect the Fund’s performance.  During the Fund’s most recent fiscal year, the Fund’s portfolio turnover rate was 56% of the average value of its portfolio.

Principal Investment Strategies

The Fund will seek to meet its objective through the active management of its portfolio through making investments in selected businesses which may grow and enjoy sustainable competitive advantages in their markets.  The Fund will invest in a diversified portfolio of listed securities issued by companies such as those located in countries contained in the MSCI EM Index, cash and cash equivalents.  Under normal circumstances, the Fund will invest at least 80% of its total assets in securities of companies located in countries contained in the MSCI EM Index.

Principal Risks

The value of the Fund’s investments will be affected by the techniques and analyses of the Fund’s management, fluctuations in the stock markets in which the Fund is invested, factors affecting a particular industry or industries, real or perceived adverse economic conditions, changes in interest or currency rates or adverse investor sentiment generally (Management Risk, Market Risk).  Non-U.S. securities are subject to additional risks, including less liquidity, increased volatility, less transparency, withholding taxes, increased vulnerability to adverse changes in local and global economic conditions, and possible fluctuation in value due to adverse political conditions (Foreign Investment Risk, Emerging Markets Risk).  Other principal risks include Currency and Hedging Risk (fluctuation in value due to changing currency exchange rates and the potential to preclude the opportunity for gain if a hedged currency should rise) and may include Liquidity Risk (investments may be difficult to sell due to a limited market or regulatory restrictions).  Please see the “Primary Investment Risks” section in this Memorandum for a more detailed description of the Fund’s risks.  It is possible to lose money on an investment in the Fund.

Investment Adviser	Portfolio Manager

Baillie Gifford Overseas Limited	Richard Sneller

Lead Manager. Service with the Emerging Markets Fund since 2003.

The Global Alpha Equity Fund

Summary of Key Information

Investment Objective

The Global Alpha Equity Fund seeks capital appreciation through investment in an international portfolio of equity securities of issuers located in countries of developed and emerging markets.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

	Class 1	Class 2	Class 3	Class 4
Shareholder Transaction Expenses
Purchase Premium (as a percentage of amount purchased)	0.20%	0.20%	0.20%	0.20%
Redemption Fee (as a percentage of amount redeemed)	0.15%	0.15%	0.15%	0.15%
Annual Fund Operating Expenses (as a percentage of average net assets)
Management Fees	0.30%	0.30%	0.30%	0.30%
Service Charges	0.45%	0.27%	0.20%	0.17%
Other Expenses(a)	0.24%	0.24%	0.24%	0.24%
Total Annual Operating Expenses	0.99%	0.81%	0.74%	0.71%

(a)          The Fund is currently unfunded, therefore Other Expenses have been estimated for all share classes based on an estimated $50 million in assets.

Example of Expenses

The Examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  They assume that you invest $1,000,000 (the Fund’s minimum investment requirement) in the Fund for the time periods indicated and then either redeem all of your shares, or do not redeem any shares, at the end of those periods.   They also assume that your investment has a 5% return each year and that the Fund operating expenses remain the same.  The assumed 5% annual return in the Examples should not be considered a representation of investment performance, as actual performance will depend upon actual investment results of securities held in the Fund’s portfolio.  Your actual costs may be higher or lower than the Examples indicate.

Assuming redemption of all shares at the end of the period:

	1 year	3 years	5 years	10 years
Class 1	$13,635	$35,148	$58,420	$125,275
Class 2	$11,813	$29,505	$48,710	$104,222
Class 3	$11,103	$27,302	$44,910	$95,927
Class 4	$10,799	$26,356	$43,277	$92,354

Assuming no redemption of shares at the end of the period:

	1 year	3 years	5 years	10 years
Class 1	$12,078	$33,464	$56,598	$123,057
Class 2	$10,253	$27,811	$46,872	$101,966
Class 3	$9,543	$25,605	$43,065	$93,656
Class 4	$9,238	$24,658	$41,430	$90,075

Portfolio Turnover

Because the Global Alpha Equity Fund has not commenced operations, it does not have a portfolio turnover rate.

Principal Investment Strategies

The Fund will seek to meet its objective through the active management of its portfolio through making investments in selected businesses which may grow and enjoy sustainable competitive advantages in their markets. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities. The Fund will invest in a diversified portfolio of listed securities issued by companies predominantly located in countries contained in the MSCI ACWI Index, cash and cash equivalents. The Fund will invest primarily in common stocks and other equity securities of companies whose principal activities are in the USA, Canada, Europe, Australasia, Africa, the Middle East and/or the Far East.

Principal Risks

The value of the Fund’s investments will be affected by the techniques and analyses of the Fund’s management, fluctuations in the stock markets in which the Fund is invested, factors affecting a particular industry or industries, real or perceived adverse economic conditions, changes in interest or currency rates or adverse investor sentiment generally (Management Risk, Market Risk).  Non-U.S. securities are subject to additional risks, including less liquidity, increased volatility, less transparency, withholding taxes, increased vulnerability to adverse changes in local and global economic conditions, and possible fluctuation in value due to adverse political conditions (Foreign Investment Risk, Emerging Markets Risk).  Other principal risks include Currency and Hedging Risk (fluctuation in value due to changing currency exchange rates and the potential to preclude the opportunity for gain if a hedged currency should rise) and may include Liquidity Risk (investments may be difficult to sell due to a limited market or regulatory restrictions).  Please see the “Primary Investment Risks” section in this Memorandum for a more detailed description of the Fund’s risks.  It is possible to lose money on an investment in the Fund.

Investment Adviser	Portfolio Manager

Baillie Gifford Overseas Limited	Charles Plowden

Lead Manager. Service with the Global Alpha Equity Fund since 2008.

The North American Equity Fund

Summary of Key Information

Investment Objective

The North American Equity Fund seeks capital appreciation through investments in a portfolio of equity securities of issuers located in North America.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

	Class 1	Class 2	Class 3	Class 4
Shareholder Transaction Expenses
Purchase Premium (as a percentage of amount purchased)	0.15%	0.15%	0.15%	0.15%
Redemption Fee (as a percentage of amount redeemed)	0.15%	0.15%	0.15%	0.15%
Annual Fund Operating Expenses (as a percentage of average net assets)
Management Fees	0.25%	0.25%	0.25%	0.25%
Service Charges	0.45%	0.27%	0.20%	0.17%
Other Expenses(a)	0.21%	0.21%	0.21%	0.21%
Total Annual Operating Expenses	0.91%	0.73%	0.66%	0.63%

(a)          The Fund is currently unfunded, therefore Other Expenses have been estimated for all share classes based on an estimated $50 million in assets.

Example of Expenses

The Examples are intended to help you compare the cost of investing in the with the cost of investing in other mutual funds.  They assume that you invest $1,000,000 (the Fund’s minimum investment requirement) in the Fund for the time periods indicated and then either redeem all of your shares, or do not redeem any shares, at the end of those periods.   They also assume that your investment has a 5% return each year and that the Fund operating expenses remain the same.  The assumed 5% annual return in the Examples should not be considered a representation of investment performance, as actual performance will depend upon actual investment results of securities held in the Fund’s portfolio.  Your actual costs may be higher or lower than the Examples indicate.

Assuming redemption of all shares at the end of the period:

	1 year	3 years	5 years	10 years
Class 1	$12,331	$32,159	$53,642	$115,525
Class 2	$10,506	$26,499	$43,887	$94,284
Class 3	$9,796	$24,290	$40,070	$85,915
Class 4	$9,491	$23,342	$38,429	$82,310

Assuming no redemption of shares at the end of the period:

	1 year	3 years	5 years	10 years
Class 1	$10,722	$30,470	$51,811	$113,288
Class 2	$8,945	$24,801	$42,041	$92,009
Class 3	$8,233	$22,589	$38,217	$83,624
Class 4	$7,928	$21,639	$36,574	$80,012

Portfolio Turnover

Because the North American Equity Fund has not commenced operations, it does not have a portfolio turnover rate.

Principal Investment Strategies

The Fund will seek to meet its objective through the active management of its portfolio through making investments in selected businesses which may grow and enjoy sustainable competitive advantages in their markets.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities.  Equity securities may include common stocks, convertible securities, preferred stocks and depositary receipts.  The Fund will invest in a diversified portfolio of listed securities issued by companies predominantly located in the USA and Canada, cash and cash equivalents. The Fund will invest primarily in common stocks and other equity securities of companies whose principal activities are in the USA and Canada.

Principal Risks

The value of the Fund’s investments will be affected by the techniques and analyses of the Fund’s management, fluctuations in the stock markets in which the Fund is invested, factors affecting a particular industry or industries, real or perceived adverse economic conditions, changes in interest or currency rates or adverse investor sentiment generally (Management Risk, Market Risk).  Other principal risks may include Liquidity Risk (investments may be difficult to sell due to a limited market or regulatory restrictions).  Please see the “Primary

Investment Risks” section in this Memorandum for a more detailed description of the Fund’s risks.  It is possible to lose money on an investment in the Fund.

Investment Adviser	Portfolio Manager

Baillie Gifford Overseas Limited	Mick Brewis

Lead Manager. Service with the North American Equity Fund since 2008.

IMPORTANT ADDITIONAL INFORMATION ABOUT THE FUNDS

Purchase and Sale of Fund Shares

The securities offered hereby have not been registered under the Securities Act of 1933, as amended, or the securities laws of any State and may not be transferred or resold unless so registered or exempt therefrom.  However, the securities are redeemable.

You may purchase and redeem shares of a Fund each day the New York Stock Exchange is open for trading.  You may make an initial purchase of shares of any Fund by submitting a completed subscription agreement (attached as Exhibit A) and payment to the Trust in accordance with the instructions set forth in the subscription agreement. You can redeem your shares by sending a written request by mail or by fascimile to the Trust (c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland EH1 3AN; Attention:  Nigel Cessford; Fax # 011-44-131-275-3972) and to the Transfer Agent (Unified Fund Services Inc., 2960 North Meridian Street, Suite 300, Indianapolis, Indiana, 46208; Attention:  BG Funds; Fax # 1-317-937-3014).

The minimum initial investment in each Fund must be worth at least $1 million and subsequent investments must be worth at least $100,000.  The Trust reserves the right to waive these minimums in its sole discretion, and to reject any purchase order for any reason.

With respect to classes of a Fund, eligibility for a class of shares depends on a client’s “Total Investment” with the Manager.

A Fund shareholder’s Total Investment will be determined by the Manager as of December 31 of each year and, for purposes of exchanging into less expensive classes, at the end of each calendar quarter (each a “Determination Date”).  As provided below, a shareholder’s Total Investment as of any Determination Date will equal the market value of assets managed by the Manager and its affiliates for the client (whether in the Funds, another pooled vehicle or otherwise) as of such Determination Date.

The minimum Total Investment for a new shareholder to be eligible for a class of Shares of each Fund are set forth in the following tables:

International Equity Fund, EAFE Fund, EAFE Choice Fund,  Global Alpha Equity Fund and North American Equity Fund

Class of Shares	Minimum Total Investment
Class 1	$1 Million
Class 2	$25 Million
Class 3	$100 Million
Class 4	$200 Million

Emerging Markets Fund

Class of Shares	Minimum Total Investment
Class I	$1 Million
Class II	$15 Million
Class III	$50 Million

Taxes

The Funds intend to make distributions that generally will be taxable to shareholders as ordinary income or capital gains, unless you are a tax-exempt investor or otherwise investing through a tax-advantaged account, such as an IRA or 401(k) plan.  If you are investing through such a tax-advantaged account, you may be taxed later upon withdrawal of monies from that account.

INVESTMENT OBJECTIVES AND POLICIES

The Trust currently consists of six Funds offering investors a range of global investment choices.  Each Fund has its own investment objective and policies designed to meet its specific goals.  No Fund, nor the Trust as a whole, is intended or is appropriate as a complete investment program and the Trust and the Funds should be considered as only part of an overall investment strategy.  Because five of the Funds will be invested substantially in foreign issuers and many of the Funds will be invested in issuers located in developing countries with emerging markets and/or in issuers with relatively modest capitalization that are subject to specific risks, the Funds generally present greater risks than most U.S. mutual funds.  An investor should pay particular attention to the risks of the Funds’ investments described below, under “PRIMARY INVESTMENT RISKS,” “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS,” and in the Statement of Additional Information (the “SAI”).

Unless otherwise noted, the investment objectives and policies described below are non-fundamental and may be changed by the trustees of the Trust without shareholder approval.

The International Equity Fund

Investment Objective — The objective of the Fund is capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets.  The Fund will attempt to achieve its investment objective by striving to exceed the U.S. dollar return of the Morgan Stanley Capital International ACWI (ex US) Index (the “MSCI ACWI (ex US) Index”).  There can be no assurance, however, that the Fund will achieve its investment objective.

Investment Policies — In pursuit of the above objective, the Manager is authorized to invest in compliance with the following guidelines:

(a)          The Fund will seek to meet its objective through the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, show that they may grow and enjoy sustainable competitive advantages in their markets.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities.  Equity securities may include common stocks, convertible securities, preferred stocks and depositary receipts.  The Manager will invest the Fund’s portfolio without regard to the tax status of investors in the Fund.

(b)         The Fund will invest in a diversified portfolio of listed securities issued by companies predominantly located in countries contained in the MSCI ACWI (ex US) Index, cash and cash equivalents.  The Fund may also invest in securities that are convertible into common stock, sponsored American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts

(“GDRs”) or other similar instruments.  The Fund will invest primarily in common stocks and other equity securities of companies whose principal activities are in Europe, Australasia, Africa, the Middle East and/or the Far East.

(c)          Currency hedging shall be permitted, at the discretion of the Manager, to attempt to preserve the Fund’s investments in U.S. dollar terms.  The Manager may enter into forward foreign currency transactions, or acquire other currency instruments, including options, in an attempt to minimize the adverse effects of changes in foreign exchange rates.  Any currency gains or losses will be included in the calculation of total return.

(d)         The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or as a result of admissions to or withdrawals from the Fund. For liquidity purposes, the Fund may hold cash in U.S. dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments.

For a description of additional investment techniques that may be utilized by the International Equity Fund and the risks associated with all the Fund’s investments, see “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the International Equity Fund.

Risks — The most significant risks of an investment in the International Equity Fund are Market Risk, Foreign Investment Risk, Emerging Markets Risk, Liquidity Risk, Currency and Hedging Risk, and Management Risk.  For more information about these and other risks of an investment in the Fund, see “PRIMARY INVESTMENT RISKS” and “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the International Equity Fund.

The EAFE Fund

Investment Objective — The objective of the Fund is capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed markets.  The Fund will attempt to achieve its investment objective by striving to exceed the U.S. dollar return of the Morgan Stanley Capital International Europe, Australasia and Far East Index (the “MSCI EAFE Index”).  There can be no assurance, however, that the Fund will achieve its investment objective.

Investment Policies — In pursuit of the above objective, the Manager is authorized to invest in compliance with the following guidelines:

(a)                                  The Fund will seek to meet its objective through the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, show that they may grow and enjoy sustainable competitive advantages in their markets.  The Fund’s portfolio is constructed using input from regional specialists, though ultimate authority for all security selections rests with the named portfolio manager.

(b)                                 The Fund will invest in a diversified portfolio of listed securities issued by companies domiciled or principally conducting their business in countries contained in the MSCI EAFE Index, cash and cash equivalents.  The Fund may also invest in securities which are convertible into common stock, sponsored ADRs, EDRs, GDRs or similar instruments.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities of companies whose principal activities are in Europe, Australasia, and/or the Far East.

(c)                                  Currency hedging shall be permitted, at the discretion of the Manager, to attempt to preserve the Fund’s investments in U.S. dollar terms. The Manager may enter into forward foreign currency transactions, or acquire other currency instruments, including options, in an attempt to minimize the adverse affects of changes in foreign exchange rates. Any currency gains or losses will be included in the calculation of total return.

(d)                                 The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation or as a result of admissions to or withdrawals from the Fund. For liquidity purposes, the Fund may hold cash in U.S. dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments.

For a description of additional investment techniques that may be utilized by the EAFE Fund and risks associated with all of the Fund’s investments, see “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the EAFE Fund.

Risks — The most significant risks of an investment in the EAFE Fund are Market Risk, Foreign Investment Risk, Emerging Markets Risk, Liquidity Risk, Currency and Hedging Risk, and Management Risk.  For more information about these and other risks of an investment in the Fund, see “PRIMARY INVESTMENT RISKS” and “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the EAFE Fund.

The EAFE Choice Fund

Investment Objective — The objective of the Fund is capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed markets.  The Fund will attempt to achieve its investment objective by striving to exceed the U.S. dollar return of the Morgan Stanley Capital International Europe, Australasia and Far East Index (the “MSCI EAFE Index”).  There can be no assurance, however, that the Fund will achieve its investment objective.

Investment Policies — In pursuit of the above objective, the Manager is authorized to invest in compliance with the following guidelines:

(a)                                  The Fund will seek to meet its objective through the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, show that they may grow and enjoy sustainable competitive advantages in their markets.  The Fund’s portfolio is constructed by a portfolio construction group that includes a number of regional investment representatives.

(b)                                 The Fund will invest in a diversified portfolio of listed securities issued by companies domiciled or principally conducting their business in countries contained in the MSCI EAFE Index, cash and cash equivalents.  The Fund may also invest in securities which are convertible into common stock, sponsored ADRs, EDRs, GDRs or similar instruments.  Under normal circumstances, the Fund will invest at least 90% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities of companies whose principal activities are in Europe, Australasia, and/or the Far East.

(c)                                  Currency hedging shall be permitted, at the discretion of the Manager, to attempt to preserve the Fund’s investments in U.S. dollar terms. The Manager may enter into forward foreign currency transactions, or acquire other currency instruments, including options, in an attempt to minimize the adverse affects of changes in foreign exchange rates. Any currency gains or losses will be included in the calculation of total return.

(d)                                 The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation or as a result of admissions to or withdrawals from the Fund. For liquidity purposes, the Fund may hold cash in U.S. dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments.

For a description of additional investment techniques that may be utilized by the EAFE Choice  Fund and risks associated with all of the Fund’s investments, see “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the EAFE Choice Fund.

Risks — The most significant risks of an investment in the EAFE Choice Fund are Market Risk, Foreign Investment Risk, Emerging Markets Risk, Liquidity Risk, Currency and Hedging Risk, and Management Risk.  For more information about these and other risks of an investment in the Fund, see “PRIMARY INVESTMENT RISKS” and “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the EAFE Choice Fund.

The Emerging Markets Fund

Investment Objective — The objective of the Fund is capital appreciation through investments in an international portfolio of equity securities of issuers located in countries with emerging markets.  The Fund will attempt to achieve its investment objective by striving to exceed the

U.S. dollar return of the Morgan Stanley Capital International Perspective’s Emerging Markets Index (the “MSCI EM Index”).  There can be no assurance, however, that the Fund will achieve its investment objective.

Investment Policies — In pursuit of the above objective, the Manager is authorized to invest in compliance with the following guidelines:

(a)                           The Fund will seek to meet its objective through the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, show that they may grow and enjoy sustainable competitive advantages in their markets.

(b)                          The Fund will invest in a diversified portfolio of listed securities issued by companies such as those located in countries contained in the MSCI EM Index, cash and cash equivalents.  The Fund may also invest in securities which are convertible into common stock, sponsored ADRs, EDRs, GDRs or other similar instruments. Under normal circumstances, the Fund will invest at least 80% of its total assets in securities of companies located in countries contained in the MSCI EM Index.

(c)                           Currency hedging shall be permitted, at the discretion of the Manager, to attempt to preserve the Fund’s investments in US dollar terms.  The Manager may enter into forward foreign currency transactions, or acquire other currency instruments, including options, in an attempt to minimize the adverse affects of such changes in foreign exchange rates.  Any currency gains or losses will be included in the calculation of total return.

(d)                          The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment switching, or as a result of admissions to or withdrawals from the Fund, or conditions of extreme market volatility.  For liquidity purposes, the Fund may hold cash in U.S. dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments.

For a description of additional investment techniques that may be utilized by the Emerging Markets Fund and risks associated with all of the Fund’s investments, see “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the Emerging Markets Fund.

Risks — The most significant risks of an investment in the Emerging Markets Fund are Market Risk, Foreign Investment Risk, Emerging Markets Risk, Liquidity Risk, Currency and Hedging Risk, and Management Risk.  For more information about these and other risks of an investment in the Fund, see “PRIMARY INVESTMENT RISKS” and “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the Emerging Markets Fund.

The Global Alpha Equity Fund

Investment Objective — The objective of the Fund is capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets.  The Fund will attempt to achieve its investment objective by striving to exceed the U.S. dollar return of the Morgan Stanley Capital International ACWI Index (the “MSCI ACWI Index”).  There can be no assurance, however, that the Fund will achieve its investment objective.

Investment Policies — In pursuit of the above objective, the Manager is authorized to invest in compliance with the following guidelines:

(a)          The Fund will seek to meet its objective through the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, show that they may grow and enjoy sustainable competitive advantages in their markets. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities. Equity securities may include common stocks, convertible securities, preferred stocks and depositary receipts. The Manager will invest the Fund’s portfolio without regard to the tax status of investors in the Fund.

(b)         The Fund will invest in a diversified portfolio of listed securities issued by companies predominantly located in countries contained in the MSCI ACWI Index, cash and cash equivalents.  The Fund may also invest in securities that are convertible into common stock, sponsored ADRs, EDRs, GDRs or other similar instruments.  The Fund will invest primarily in common stocks and other equity securities of companies whose principal activities are in the USA, Canada, Europe, Australasia, Africa, the Middle East and/or the Far East.

(c)          Currency hedging shall be permitted, at the discretion of the Manager, to attempt to preserve the Fund’s investments in U.S. dollar terms.  The Manager may enter into forward foreign currency transactions, or acquire other currency instruments, including options, in an attempt to minimize the adverse effects of changes in foreign exchange rates.  Any currency gains or losses will be included in the calculation of total return.

(d)         The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or as a result of admissions to or withdrawals from the Fund. For liquidity purposes, the Fund may hold cash in U.S. dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments.

For a description of additional investment techniques that may be utilized by the Global Alpha Equity Fund and the risks associated with all the Fund’s investments, see “OTHER

IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the Global Alpha Equity Fund.

Risks — The most significant risks of an investment in the Global Alpha Equity Fund are Market Risk, Foreign Investment Risk, Emerging Markets Risk, Liquidity Risk, Currency and Hedging Risk, and Management Risk.  For more information about these and other risks of an investment in the Fund, see “PRIMARY INVESTMENT RISKS” and “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the Global Alpha Equity Fund.

The North American Equity Fund

Investment Objective — The objective of the Fund is capital appreciation through investments in a portfolio of equity securities of issuers located in North America. The Fund will attempt to achieve its investment objective by striving to exceed the U.S. dollar return of the Standard & Poor’s 500 Index (the “S&P 500 Index”).  There can be no assurance, however, that the Fund will achieve its investment objective.

Investment Policies — In pursuit of the above objective, the Manager is authorized to invest in compliance with the following guidelines:

(a)          The Fund will seek to meet its objective through the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, show that they may grow and enjoy sustainable competitive advantages in their markets.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities.  Equity securities may include common stocks, convertible securities, preferred stocks and depositary receipts.  The Manager will invest the Fund’s portfolio without regard to the tax status of investors in the Fund.

(b)         The Fund will invest in a diversified portfolio of listed securities issued by companies predominantly located in the USA and Canada, cash and cash equivalents. The Fund will invest primarily in common stocks and other equity securities of companies whose principal activities are in the USA and Canada.

(c)          The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or as a result of admissions to or withdrawals from the Fund. For liquidity purposes, the Fund may hold cash in U.S. dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments.

For a description of additional investment techniques that may be utilized by the North American Equity Fund and the risks associated with all the Fund’s investments, see “OTHER

IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the North American Equity Fund.

Risks — The most significant risks of an investment in the North American Equity Fund are Market Risk, Liquidity Risk, Currency and Hedging Risk, and Management Risk.  For more information about these and other risks of an investment in the Fund, see “PRIMARY INVESTMENT RISKS” and “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the North American Equity Fund.

PRIMARY INVESTMENT RISKS

An investment in any Fund involves risks similar to those of investing in common stock or other equity securities directly.  Investment in a Fund’s shares is, like direct investment in equity securities, more volatile and risky than some other forms of investment.  Just as with such securities, the value of Fund shares may increase or decrease depending on market, economic, political, regulatory and other conditions affecting the Fund’s portfolio.  These types of risks may be greater with respect to investments in securities of foreign issuers and may be heightened in the case of emerging market securities.  In addition, a Fund’s investments will often be denominated in foreign currencies, whose values continually change in relation to the dollar.  These varying relationships will also affect the value of a Fund’s shares.  In addition to the information set forth below, you should read the discussion of risks set forth in the SAI.

Market Risk.  The Funds’ investments will fluctuate as the stock markets in which the Funds are invested fluctuate.  Market risk is the risk of unfavorable market-induced changes in the value of securities owned by a Fund.  Due to the volatility of equity markets, the total return of a Fund may fluctuate within a wide range, like stock prices generally, so you could lose money over short or even long periods.  The values of equity securities may decline due to factors that affect a particular industry or industries, such as labor shortages or increased supply costs.  In addition, they may decline due to general market conditions that are not specifically related to a particular company or industry (or even country), such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally.

Foreign Investment Risk.  Investing in foreign securities (i.e., those which are not primarily traded on a United States securities exchange) involves risks not typically found in investing in U.S. markets.  These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities.  Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers.  The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets.  Foreign brokerage commissions and other fees are also generally higher than in the United States.  There are also special tax considerations which apply to securities of foreign issuers and securities principally traded overseas.  See “TAXES” below, and the SAI for further details.

Emerging Markets Risk.  The risks of investing in foreign securities may be heightened in the case of investments in emerging markets or countries with limited or developing capital markets.  Security prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies.  In particular, countries with emerging markets may have relatively unstable governments, present the risk of nationalization of business, restrictions on foreign ownership, or prohibitions on repatriation of assets, and may have less protection for property rights than more developed countries.  Political change or instability may adversely affect the economies and securities markets of such countries.  Expropriation, nationalization or other confiscation due to political change could result in a Fund’s loss of its entire investment in the country involved.  The possibility or reality of nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political or social instability or diplomatic developments could affect adversely the economies of countries and the value of the Funds’ investments in those countries.  The economies of individual countries may differ favorably or unfavorably and significantly from the U.S. economy in such respects as growth of gross domestic product (“GDP”) or gross national product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, structural unemployment and balance of payments position.  The domestic economies of emerging countries are generally not as diversified as those of the United States and certain Western European countries.  A significant portion of many of such countries’ national GDPs are represented by one commodity or groups of commodities.  World fluctuations in the prices of certain commodities may significantly affect the economy involved.  Such countries’ economies may also be dependent on international aid or development assistance, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of substantial holdings difficult or impossible at times.  Consequently, securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements.  In addition, investor sentiment toward companies in otherwise unrelated markets may be influenced by adverse events in other foreign markets.  Also, such local markets typically offer less regulatory protections for investors.

As described above under “Investment Objectives and Policies,” the EAFE Fund, EAFE Choice Fund, International Equity Fund and Global Alpha Equity Fund may invest in issuers of emerging markets and the Emerging Markets Fund will generally invest almost exclusively in such markets.  The Emerging Markets Fund may concentrate its investments in particular regions, such as in the emerging markets of Asia, Latin America, Eastern Europe and South Africa.  Any Fund investing in emerging markets will be subject to all of the general risks described above as well as special risks (some of which are described below) that may affect the region where such Fund invests.

Asia.  The Funds are susceptible to political and economic factors affecting issuers in Pacific Basin countries.  Although none of the Funds will focus its investments in Japanese companies, some Asian economies are directly affected by Japanese capital investment in the region and by Japanese consumer demands.  Many of the countries of the Pacific Basin are developing both economically and politically.  Some Asian countries restrict the extent to which foreigners may invest in their securities markets.  Securities of issuers located in some Asian countries tend to have volatile prices and may offer significant potential for loss as well as gain.  Further, certain companies in Asia may not have firmly established product markets, may lack depth of management, or may be more vulnerable to political or economic developments such as nationalization of their own industries.

Latin America.  Although there have been significant improvements in recent years, the Latin American economies continue to experience significant problems, including high inflation rates and high interest rates.  Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain Latin American countries.  The emergence of the Latin American economies and securities markets will require continued economic and fiscal discipline which has been lacking at times in the past, as well as stable political and social conditions.  There is no assurance that economic initiatives will be successful.  Recovery may also be influenced by international economic conditions, particularly those in the United States, and by world prices for oil and other commodities.

Eastern Europe.  Specific risks vary greatly between markets but include corporate governance, fiscal stability, banking regulations, European Union accession, global commodity prices, political stability and market liquidity.

South Africa.  Specific risks include the transfer of assets to Black Economic Empowerment groups, tax increases, corporate governance, banking regulations, commodity prices, political changes and asset appropriation.

Currency and Hedging Risk.  The Funds may invest without limitation in securities quoted or denominated in currencies other than the U.S. dollar and may hold such currencies.  As a result, fluctuations in currency exchange rates and currency devaluations, if any, will affect the U.S. dollar value of the Funds’ portfolio securities as well as the net asset value of the Funds’ shares.  The Funds may use various investment products to reduce certain risks to the Funds of exposure to local currency movements.  These products include currency forward contracts and options thereon, and options and “spot” transactions directly in foreign currencies.  A Fund may, but is not obligated to, attempt to hedge up to 75% of its foreign currency exposure using such techniques.  The Funds’ ability to use these products may be limited by market conditions, product availability, regulatory limits and tax considerations and there can be no assurance that any of these products would succeed in reducing the risk to the Fund of exposure to local currency movements.  Movements in the prices or values of these investment products may not correlate precisely with changes in the value of the related currency.  New financial products and risk management techniques continue to be developed and the Funds may use these new investments and techniques to the extent consistent with their investment objective and policies.  Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline.  Such transactions also preclude the opportunity for gain if the value of the hedged currency should rise.  Moreover, it may not be possible for a Fund to hedge against a devaluation that is so generally anticipated that the Fund is not able to contract to sell the currency at a price above the devaluation level it anticipates.  The Fund may invest in securities quoted or denominated in currencies in order to maintain a hedging position against one or more indexes or sectors in such indexes.

Options on Foreign Currencies.  The Funds may purchase options on foreign currencies traded on securities exchanges or boards of trade (foreign and domestic) or over-the-counter.  Purchasing an option on a foreign currency may constitute only a partial hedge, up to the amount of the premium paid, and the Funds could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses.  The purchase of an option on a foreign currency may constitute an effective hedge against fluctuations in exchange rates, although, in the event of rate movements adverse to expected movements, it may forfeit the entire amount of the premium plus related transaction costs.  There is no specific percentage limitation on the Funds’ investments in options on foreign currencies.

Risk Factors in Currency Forward Transactions.  The Funds’ investment in currency forward contracts involves risk.  Some of that risk may be caused by an imperfect correlation between movements in the price of the forward contract and the price of the related currency.  The risk of imperfect correlation generally tends to diminish as the maturity date of the forward contract approaches.

Also, a Fund may purchase currency forward contracts (or options on such contracts or options on currencies) to hedge against a possible price increase in a currency that denominates a potential investment in securities.   If the market for that currency declines, and the Fund does not carry out a purchase of such securities because of concern as to possible further market decline or for other reasons, the Fund may realize a loss on the forward contract (or option) that is not offset by a reduction in the price of the securities purchased.

The amount of risk a Fund assumes when it purchases an option on a currency contract is the premium paid for the option plus related transaction costs.  In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying contract will not be fully reflected in the value of the option purchased.   A Fund must also place liquid assets in a segregated account in an amount at least equal to the market value of any futures contracts purchased and outstanding and the exercise price of any call options purchased and outstanding.

Management Risk.  Each Fund is subject to the risk that the Manager will apply techniques and analyses to the Funds’ investment practices that are not as successful as the techniques and analyses used by other investment advisers, and there is no guarantee that the Manager will be able to enhance the returns of the Funds or preserve the Funds’ assets.

Liquidity Risk.  The Funds are all subject to the risk that particular investments they make may be difficult to purchase or sell due to a limited market or to legal restrictions, such that a Fund may be prevented from selling particular securities at the price at which the Fund values them.  Securities of issuers in emerging markets may be particularly susceptible to this liquidity risk.

OTHER IMPORTANT INFORMATION ABOUT THE FUNDS

Location of Issuers.  A number of the Funds’ policies are determined by reference to whether an issuer is “located in” a particular country or group of countries.  In determining whether an issuer is “located in” a particular country for those purposes, the Manager will consider a number of factors, including: (i) whether the issuer’s securities are principally traded in the country’s markets; (ii) where the issuer’s principal offices or operations are located; and (iii) the percentage of the issuer’s revenues derived from goods or services sold or manufactured in the country. The Manager may also consider other factors in making this determination.  No single factor will necessarily be determinative nor must all be present for the Manager to determine that an issuer is located in a particular country.

Depositary Receipts.  Each Fund may invest in ADRs, EDRs, GDRs and similar investments  if issues of such Depositary Receipts are available that are consistent with a Fund’s investment objective.  Depositary Receipts generally evidence an ownership interest in a corresponding security on deposit with a financial institution.  Transactions in Depositary Receipts usually do not settle in the same currency as the underlying securities are denominated or traded.  Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets.  GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

Investment Companies.  Each of the Funds may invest up to 10% of its total assets through investment companies or other collective investment vehicles designed to permit investments in a portfolio of securities listed in a particular developing country or region, particularly in the case of countries in which such an investment vehicle is the exclusive or main vehicle for foreign portfolio investment.  As a shareholder of these kinds of investment vehicles, a Fund may indirectly bear fees which are in addition to the fees the Fund pays its own service providers.  To the extent permitted by law, the Funds may invest in collective investment vehicles that are sponsored by, and advised by, the Manager or an affiliate of the Manager (an “Affiliated Vehicle”).  Any fee payable to the Manager or an affiliate thereof by any Affiliated Vehicle in respect of an investment by a Fund in such Affiliated Vehicle shall be reimbursed to the Fund by the Manager.  Therefore, a Fund will only bear that portion of Affiliated Vehicle expenses payable to persons or entities other than the Manager or its affiliates, and will not be responsible for fees collected by the Manager at both the Fund level and the Affiliated Vehicle level.

Temporary Defensive Strategies.  For temporary defensive purposes, each Fund may vary from its investment policy during periods in which conditions in certain countries or securities markets or other economic or political conditions warrant.  Each Fund may reduce its position in securities relating to its investment objective and may invest without limit in short-term debt securities (for this purpose, securities with a remaining maturity of one year or less) issued or guaranteed by the U.S. Government, its agencies or instrumentalities (“U.S. Government Securities”) and U.S. dollar-denominated money market instruments or foreign currency-denominated short-term debt securities issued or guaranteed by a foreign government or any of its political subdivisions, authorities, agencies or instrumentalities, which in each case are rated BB or higher by Standard & Poor’s Corporation (“S&P”) or Baa or higher by Moody’s Investors Service, Inc. (“Moody’s”) or, if not so rated, deemed to be of equivalent quality by the Manager.  Each Fund may also at any time temporarily invest funds awaiting reinvestment or held as reserves for dividends and other distributions to shareholders in any of the foregoing types of securities as well as in repurchase agreements as described below under the sub-caption “Repurchase Agreements.”   A Fund may not achieve its investment objective while it is investing defensively.

Repurchase Agreements.  As a means of earning income for periods as short as overnight, each Fund may enter into repurchase agreements with selected banks and broker/dealers.  Under a repurchase agreement, a Fund acquires securities subject to the seller’s agreement to repurchase at a specified time and price.  If the seller under a repurchase agreement becomes insolvent, a Fund’s right to dispose of the securities may be restricted.  In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the security under a repurchase agreement, a Fund may encounter delay and incur costs before being able to sell the security.  Also, if a seller defaults, the value of such securities may decline before a Fund is able to dispose of them.

Illiquid securities.  Each Fund may invest up to 15% of its assets in “illiquid securities,” that is, securities which the Fund may not readily dispose of within seven days at a price approximately the value used by the Fund for purposes of calculating its net asset value.  These securities may include those whose disposition is restricted by securities laws, such as Rule 144A or private placement securities.  Investment in illiquid securities involves the risk that, because of the lack of consistent market demand for such securities, a Fund may be forced to sell them at a discount.

Portfolio turnover.  Portfolio turnover is not a limiting factor with respect to investment decisions for the Funds.  Although the rate of portfolio turnover is very difficult to predict, it is not anticipated that under normal circumstances the annual portfolio turnover rates for the Funds will exceed the percentages set forth below (calculated as the lesser of the sum of purchases or sales divided by the average net assets of each Fund):

Fund	Estimated Maximum Portfolio Turnover

The International Equity Fund	50%
The EAFE Fund	50%
The EAFE Choice Fund	50%
The Emerging Markets Fund	100%
The Global Alpha Equity Fund	50%
The North American Equity Fund	50%

In any particular year market conditions may well result in greater rates than are presently anticipated.  The rate of a Fund’s turnover may vary significantly from time to time depending on the volatility of economic and market conditions.  High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the relevant Fund, and may also result in higher capital gains rates as well as additional realized gains and/or losses to shareholders.

Portfolio holdings.  A description of the Trust’s policies and procedures with respect to the disclosure of the Funds’ portfolio securities is available in the SAI.  Information regarding the Funds’ portfolio holdings as of each month’s end is made available approximately seven days after month’s end to prospective investors who are accredited investors and who request such information from the Manager.  Prospective investors may contact Baillie Gifford Overseas Limited (Attention: Nigel Cessford 011-44-131-275-2000) to request portfolio holdings information.  Once portfolio holdings information is made available to prospective investors, the information will remain available upon request to the Manager until at least the date on which the Fund files a Form N-CSR or Form N-Q for the period that includes the date of those holdings.  Portfolio holdings information is made available to all shareholders of a Fund more frequently on the Manager’s password-protected web site.  The Manager establishes shareholder access to the web site when a shareholder makes an initial investment in a Fund.  The Trust or the Manager may suspend its disclosure of portfolio holdings to shareholders and prospective investors or modify its disclosure policy without notice.

PURCHASE OF SHARES

You may make an initial purchase of shares of any Fund by submitting a completed subscription agreement (attached as Exhibit A) and payment to the Trust in accordance with the instructions set forth in the subscription agreement.

Purchases are permitted on any day on which the New York Stock Exchange is open for unrestricted trading.  In order for a purchase order to be effective as of a particular day, the Fund must have accepted the order and have received immediately available funds by 4:00 p.m. (New York time) on such day.

The minimum initial investment in each Fund must be worth at least $1 million and subsequent investments must be worth at least $100,000.  The Trust reserves the right to waive these minimums in its sole discretion, and to reject any purchase order for any reason.

Shares of each Fund may be purchased by (i) giving cash, (ii) exchanging securities on deposit with a custodian acceptable to the Manager or (iii) a combination of such securities and cash.  Purchase of shares of the Funds in exchange for securities is subject in each case to the determination by the Manager that the securities to be exchanged are acceptable for purchase by the Fund.  In all cases the Manager reserves the right to reject any particular investment.  In particular, and without limiting the generality of the foregoing, the Manager may reject a cash investment if, in the opinion of the Manager, the size of the investment and/or the transaction costs associated with the investment are such that there would be a material discrepancy between the purchase premium and the Fund’s transaction expenses.  Securities accepted by the Manager in exchange for Fund shares will be valued in the same manner as the Fund’s assets as described below as of the time of the Fund’s next determination of net asset value after such acceptance subject to any charges or expenses which may be properly incurred as a consequence of such transaction.  All dividends and subscription or other rights that are reflected in the market price of accepted securities at the time of valuation become the property of the Funds and must be delivered to the Funds upon receipt by the investor from the issuer.  A gain or loss for federal income tax purposes would be realized upon the exchange by an investor that is subject to federal income taxation, depending upon the investor’s basis in the securities tendered.  A shareholder who wishes to purchase shares by exchanging securities should obtain instructions by calling the Trust (Attention:  Nigel Cessford) at 011-44-131-275-2000 before 12:00 noon (New York time) on business days. Please note that, because the Funds are privately offered, the Trust does not host a publicly accessible website.

The Manager will not approve the acceptance of securities in exchange for Fund shares unless (1) the Manager, in its sole discretion, believes the securities are appropriate investments for the Fund; (2) the investor represents and agrees that all securities offered to a Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, or otherwise; and (3) the securities may be acquired under the Fund’s investment policies and restrictions.  No investor owning 5% or more of a Fund’s shares may purchase additional fund shares by exchange of securities other than at the sole discretion of the Trust.

The purchase price of shares of a Fund is (i) the net asset value next determined after a purchase order is received plus (ii), in the case of cash investments, a purchase premium equal to the percentage of the amount invested shown below provided, however, that the Manager will waive or reduce such premium on behalf of the Trust if, in the view of the Manager, there are minimal brokerage and transaction costs incurred in connection with the purchase.  To the extent that shares are purchased at a time when other shares of the same Fund are being redeemed, the Manager will treat the purchase (up to the amount being concurrently redeemed) as involving minimal brokerage and transaction costs and will charge any purchase premium only with respect to the excess, if any, of the amount of the purchase over the amount of the concurrent redemption.  If there is more than one purchase at the time of a concurrent redemption, each of the purchasers will share, pro rata, in the reduction in purchase premium caused by the concurrent redemption.  There is no purchase premium on purchases in kind or purchases effected through the reinvestment of dividends.  All purchase premiums are paid to and retained by the relevant Fund and are intended to cover brokerage and other expenses of the Fund arising in connection with a cash purchase.  Absent any waiver or reduction, the following purchase premiums shall be applicable to cash purchases:

Fund	Purchase Premium
(expressed as a percentage of amount purchased)

The International Equity Fund	0.20%
The EAFE Fund	0.20%
The EAFE Choice Fund	0.20%
The Emerging Markets Fund	0.25%
The Global Alpha Equity Fund	0.20%
The North American Equity Fund	0.15%

Upon acceptance of your order, the Trust opens an account for you, applies the payment to the purchase of full and fractional Fund shares of beneficial interest and mails a statement of the account confirming the transaction.  After an account has been established, you may send subsequent investments at any time.

Purchases of shares in any Fund are limited to persons who are “accredited investors” as defined in Regulation D under the Securities Act of 1933, as amended, and who have completed and signed a subscription agreement in the form attached hereto as Exhibit A.  Each Fund reserves the right to reject any purchase order for any reason which the Fund in its sole discretion deems appropriate.  Purchasers must be acquiring shares for their own account and for investment purposes only.  Each Fund reserves the right to suspend or change the terms of the offering of its shares.

To help the government fight the funding of terrorism and money laundering activities, federal law requires financial institutions to obtain, verify and record identification information relating to persons that open a new account with a Fund.  As a result, a Fund may be required to obtain the following information for persons opening a new account:  (i) name; (ii) date of birth (for individuals); (iii) residential or business street address; (iv) social security number, taxpayer identification number, or other identifying number.  Additional information may be required to open accounts for corporations and other entities.  After an account is opened, a Fund may restrict your ability to purchase additional shares until your identity is verified.  The Fund also may close your account and redeem your shares or take other appropriate action if it is unable to verify your identity within a reasonable time.  The Fund or its service providers may release confidential information about you to proper authorities if the Fund or its service providers, in their sole discretion, determine that it is in the best interests of the Fund in light of applicable laws or regulations concerning money laundering and similar activities.

MULTIPLE CLASSES

The Emerging Markets Fund has three classes of shares: Class I, Class II, and Class III shares. The EAFE Fund, the EAFE Choice Fund, the International Equity Fund, the Global Alpha Fund and the North American Equity Fund have four classes of shares: Class 1, Class 2, Class 3, and Class 4.

Shareholder Service Fees

The principal economic difference among the various classes of shares of each Fund is the level of Shareholder Service Fee which the classes bear for client and shareholder service, reporting and other support.  The existence of multiple classes reflects the fact that, as the size of a client relationship increases, the cost to service that client decreases as a percentage of the assets in that account.  Thus, the Shareholder Service Fee is lower for classes where eligibility criteria require greater total assets under the Manager’s management. The Shareholder Service Fee reflects various costs incurred by the Manager, including shareholder reporting, shareholder servicing meetings, ad-hoc servicing requirements, shareholder access to portfolio managers and ancillary costs.  The amount and complexity of these services (and costs) will vary between shareholders.  Also note that some of these costs are variable (increasing as the amount of assets increases) but some are fixed.  As a result, the Shareholder Service Fee declines, in basis points terms, as the amount of assets increases but, in general, rises, in dollar terms, as the amount of assets increases.

The Funds’ classes will pay the following Shareholder Service Fees, expressed as an annual percentage of the average daily net assets attributable to that class of shares:

Fund	CLASS 1	CLASS 2	CLASS 3	CLASS 4
The International Equity Fund	0.45%	0.27%	0.20%	0.17%
The EAFE Fund	0.45%	0.27%	0.20%	0.17%
The EAFE Choice Fund	0.45%	0.27%	0.20%	0.17%
The Global Alpha Equity Fund	0.45%	0.27%	0.20%	0.17%
The North American Equity Fund	0.45%	0.27%	0.20%	0.17%

	CLASS I	CLASS II	CLASS III
The Emerging Markets Fund	0.30%	0.25%	0.10%

While the Trust has adopted a distribution plan for each class pursuant to Rule 12b-1, no payments under the plan have been authorized by the board of trustees as of the date of this Memorandum.

The Trust has adopted a Shareholder Servicing Plan pursuant to Rule 12b-1 of the 1940 Act with respect to the Funds’ multiple classes of shares (the “12b-1 Plan”).  Currently, no fees are payable under the 12b-1 Plan.   The Shareholder Service Fees collected by the Manager (as described above) are paid by the Funds other than pursuant to the 12b-1 Plan.   If the board of trustees authorizes payments under the 12b-1 Plan in the future for any class of shares, the Manager or another service provider might collect fees under the 12b-1 Plan, but only after appropriate authorization by the board of trustees and after this Private Placement Memorandum has been updated to reflect such additional fees.

Eligibility for Classes

With certain exceptions described below, eligibility for a class of shares depends on a client’s “Total Investment” with the Manager.

A Fund shareholder’s Total Investment will be determined by the Manager as of December 31 of each year and, for purposes of exchanging into less expensive classes, at the end of each calendar quarter (each a “Determination Date”).  As provided below, a shareholder’s Total Investment as of any Determination Date will equal the market value of assets managed by the Manager and its affiliates for the client (whether in the Funds, another pooled vehicle or otherwise) as of such Determination Date.

The minimum Total Investment for a new shareholder to be eligible for a class of shares of each Fund are set forth in the following tables:

International Equity Fund, EAFE Fund, EAFE Choice Fund,  Global Alpha Equity Fund and North American Equity Fund

Class of Shares	Minimum Total Investment
Class 1	$1 Million
Class 2	$25 Million
Class 3	$100 Million
Class 4	$200 million

Emerging Markets Fund

Class of Shares	Minimum Total Investment
Class I	$1 Million
Class II	$15 Million
Class III	$50 Million

Investments by defined contribution pension plans that are participant directed plans (such as 401(k) plans) will be accepted only in the class of shares with the highest Shareholder Service Fee then available, regardless of the size of the investment, and will not be eligible to convert to other classes with lower Shareholder Service Fees.

The minimum for subsequent investments into any class of shares of the Funds is $100,000.

The Manager will make all determinations as to aggregation of client accounts for purposes of determining eligibility.

Conversions Between Classes

On each Determination Date, the value of each shareholder’s Total Investment with the Manager, as defined above, will be determined.  Based on that determination, each shareholder’s shares of each Fund will be automatically converted to the class of shares of such Fund which is then being offered with the lowest Shareholder Service Fee for which the shareholder is eligible based on the amount of its Total Investment on the Determination Date.  The conversion will occur within 15 business days following the Determination Date.  Also, if a shareholder makes an investment in a Fund or puts additional assets under the Manager’s management so as to cause the shareholder to be eligible for a new class of shares, such determination will be made as of the close of business on the last day of the calendar quarter in which the investment was made, and the conversion will be effected within 15 business days of that quarter.

The Trust has been advised by counsel that the conversion of a shareholder’s investment from one class of shares to another class of shares in the same Fund should not result in the recognition of gain or loss in the converted Fund’s shares.  The shareholder’s tax basis in the new class of shares immediately after the conversion should equal the shareholder’s basis in the converted shares immediately before conversion, and the holding period of the new class of shares should include the holding period of the converted shares.

Investors should be aware that all the classes of the Funds may not be available in all jurisdictions.

REDEMPTION OF SHARES

The securities offered hereby have not been registered under the Securities Act of 1933, as amended, or the securities laws of any State and may not be transferred or resold unless so registered or exempt therefrom.  However, the securities are redeemable.

You can redeem your shares by sending a written request by mail or by fascimile to the Trust (c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland EH1 3AN; Attention:  Nigel Cessford; Fax # 011-44-131-275-3972) and to the Transfer Agent (Unified Fund Services Inc., 2960 North Meridian Street, Suite 300, Indianapolis, Indiana, 46208; Attention:  BG Funds; Fax # 1-317-937-3014).  The request must include the name of the Fund, your account number, the exact name(s) in which your shares are registered, and the number of shares or the dollar amount to be redeemed.  All owners of the shares must sign the request in the exact names in which the shares are registered and should indicate any special capacity in which they are signing (such as officers, trustees or custodian or on behalf of a partnership, corporation or other entity).

Shares of a Fund may be redeemed on any day on which the New York Stock Exchange is open for unrestricted trading.

The redemption price is (i) the net asset value per share next determined after the redemption request and any necessary special documentation are received by the Trust in proper form, less (ii), in the case of cash redemptions, a redemption fee equal to the percentage of the amount redeemed indicated below; provided, however, that the Manager will waive or reduce such fee on behalf of the Trust if, in the view of the Manager, there are minimal brokerage and transaction costs incurred in connection with the redemption.  To the extent that shares are redeemed at a time when other shares of the same Fund are being purchased, the Manager will treat the redemption (up to the amount being concurrently purchased) as involving minimal brokerage and transaction costs and will charge a redemption fee only with respect to the excess, if any, of the amount of the redemption over the amount of the concurrent purchase.  If there is more than one redemption at the time of a concurrent purchase, each of the redeeming shareholders will share, pro rata, in the reduction in redemption fee caused by the concurrent purchase.  Redemption fees will be paid to and retained by the relevant Fund and are intended to cover brokerage and other expenses of the Fund in connection with cash redemptions.  In the absence of any waiver or reduction, the following redemption fees will apply to cash redemptions:

Fund	Redemption Fee
(expressed as a percentage of amount redeemed)
The International Equity Fund	0.15%
The EAFE Fund	0.15%
The EAFE Choice Fund	0.15%
The Emerging Markets Fund	0.25%
The Global Alpha Equity Fund	0.15%
The North American Equity Fund	0.15%

Shares of any Class of any Fund may be redeemed by the payment of the redemption price in whole or in part by a distribution in-kind of securities held by the Fund in lieu of cash if the Manager determines, in its sole discretion, that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash.  A Class III or Class 4 shareholder may request a redemption in-kind, and such request shall be granted by the Fund to the extent permitted by applicable law.  The redemption in-kind shall be effected in accordance with the Fund’s in-kind redemption procedures.  Portfolio securities distributed in connection with the in-kind redemption request will be valued in accordance with the Funds’ procedures for valuation described under “Determination of Net Asset Value.”  Investors may incur brokerage charges on the sale of any such securities so received in payment of redemptions.

Payment on redemption will be made as promptly as possible and normally within seven days after the request for redemption is received by the Trust in good order.  If an investor purchased shares by check and the check was deposited less than fifteen days prior to the redemption request, a Fund may withhold redemption proceeds until that check has cleared.  A redemption request is in good order if it includes the exact name in which shares are registered and the number of shares or the dollar amount of shares to be redeemed and if it is signed exactly in accordance with the form of registration.  Persons acting in a fiduciary capacity, or on behalf of a corporation, partnership or trust, must specify, in full, the capacity in which they are acting.  Cash payments will be made by transfer of Federal funds for payment into the investor’s account.

When opening an account with the Trust, shareholders will be required to designate the account(s) to which funds may be transferred upon redemption.  Designation of additional accounts and any change in the accounts originally designated must be made in writing with the signature guaranteed by any of the following entities:  U.S. banks, foreign banks having a U.S. correspondent bank, credit unions, savings associations, U.S. registered dealers and brokers, municipal securities dealers and brokers, government securities dealers and brokers, national securities exchanges, registered securities associations and clearing agencies.

The Trust may suspend the right of redemption and may postpone payment for any Fund for more than seven days during an emergency which makes it impracticable for a Fund to dispose of its securities or to fairly determine the value of the net assets of the Fund, or during any other period permitted by the Securities and Exchange Commission for the protection of investors.

Short-term trading by a Fund shareholder may present risks to other shareholders of the Fund, including increased transaction costs, interference with the efficient management of the Fund and dilution of investment returns.  The Trust discourages short-term trading in Fund shares and has adopted policies and procedures to deter such trading.  These policies include the following:

•                  Authority to Refuse Transactions.  Each Fund reserves the right to reject any purchase order for any reason.

•                  Purchase and Redemption Requests.  Redemption requests must be made by written request by mail or telecopy to the Manager and the Fund’s transfer agent.  (Any exceptions to this written redemption request requirement may be made by the Manager.  The Manager expects that exceptions will be rare and only for extraordinary circumstances.)

•                  Review of Shareholder Activity.  The Manager reports to the Board of Trustees at each regularly scheduled meeting on all purchases and redemptions of Fund shares.

In addition, as described above in this section and under “Purchase of Shares,” the Funds may impose a purchase premium on cash investments and a redemption fee on cash redemptions.

DETERMINATION OF NET ASSET VALUE

The net asset value of a share of each Fund will be determined as of 4:00 p.m. New York time on any day on which the New York Stock Exchange is open for unrestricted trading.  The net asset value per share of a Fund is determined by dividing the total market value of the Fund’s portfolio investments and other assets, less any liabilities, by the total outstanding shares of the Fund.

Portfolio securities listed on a securities exchange for which market quotations are readily available are valued at the last quoted sale price or the closing price on each business day, or, if there is no such price, at the mean of the most recent quoted bid and asked prices, unless the Manager, acting pursuant to procedures approved by the board of trustees of the Trust, determines that such value is not the fair value of such a security.  Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked prices, except that debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost.  Other assets and securities for which current market quotations are not readily available (or for which quotations are not believed to be reliable due to market changes that occur after the most recent available quotations are obtained or any other reason) are valued at fair value as determined in good faith by the Manager, pursuant to procedures approved by the board of trustees of the Trust.  Fair value pricing involves subjective judgments, and the fair value determined for a security may be materially different than the value that could be realized upon the sale of that security.  The Manager may make use of independent pricing services in making fair value determinations.

The Funds invest in securities that are primarily traded on foreign exchanges that may trade on weekends or other days when the Fund does not price its shares.  Therefore, the net asset value of a Fund’s shares may change on days when shareholders will not be able to purchase or redeem the Fund’s shares.

DISTRIBUTIONS

It is generally the policy of each Fund to pay out at least annually as dividends to its shareholders substantially all of (1) its investment company taxable income (which includes dividends and any interest it receives from investments and the excess of net short-term capital gains over net long-term capital losses), if any, and (2) its net realized capital gains (that is, the excess of net long-term capital gains over net short-term capital losses including capital loss carryovers), if any.  Notwithstanding the foregoing, each of the Funds may retain investment company taxable income and net capital gain.  For more details on the distribution policies of the Funds, prospective shareholders should consult the SAI.

Income dividends and capital gain distributions are payable in full and fractional shares of the particular Fund, based upon the net asset value determined as of the close of regular trading on the New York Stock Exchange on the record date for each dividend or distribution.  Shareholders, however, may elect to receive their distributions in cash.  Shareholders may make this election by marking the appropriate box on the subscription agreement or by writing to the Custodian.  In order for a change to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

TAXES

The following discussion addresses certain U.S. federal income tax considerations which may be relevant to investors that (i) are citizens or residents of the United States, or corporations, partnerships, or other entities created or organized under the laws of the United States or any political subdivision thereof, or estates or trusts that are subject to United States federal income taxation regardless of the source of their income and (ii) hold, directly or indirectly, shares of a Fund as a capital asset (each such investor a “U.S. shareholder”).

The following discussion provides only limited information about the U.S. federal income tax treatment of shareholders that are not U.S. shareholders, and it does not address the U.S. federal income tax treatment of shareholders that are subject to special tax regimes such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, U.S. shareholders whose functional currency (as defined in Section 985 of the Internal Revenue Code of 1986, as amended (the “Code”)) is not the U.S. dollar, persons investing through defined contribution plans and other tax-qualified plans, and persons that hold shares in a Fund as part of a “straddle,” “conversion transaction,” “hedge,” or other integrated investment strategy.  All such prospective and actual shareholders are urged to consult their own tax advisers with respect to the U.S. tax treatment of an investment in shares of a Fund.

The Funds have not sought an opinion of legal counsel as to any specific U.S. tax matters.  The discussion below as it relates to U.S. federal income tax consequences is based upon the Code and regulations, rulings, and judicial decisions thereunder as of the date hereof.  Such authorities may be repealed, revoked, or modified (possibly on a retroactive basis) so as to result in U.S. federal income tax consequences different from those discussed below.

This discussion is for general information purposes only.  Prospective shareholders should consult their own tax advisers with respect to their particular circumstances and the effect of state, local, or foreign tax laws to which they may be subject.  Additionally, prospective shareholders should consult the SAI which contains a more detailed discussion of the potential U.S. federal income tax implications of an investment in a Fund.

Each Fund is treated as a separate taxable entity for U.S. federal income tax purposes, has elected to be treated as a regulated investment company eligible for treatment under the provisions of Subchapter M of the Code and intends to qualify each year as such.  For a discussion of the requirements to qualify as a regulated investment company under Subchapter M, prospective shareholders should consult the SAI.  So long as a Fund qualifies for treatment as a regulated investment company, the Fund itself generally will not be subject to U.S. federal income tax to the extent that its dividend, interest and certain other income, its net realized short-term capital gains and its net realized long-term capital gains are timely distributed to its shareholders.  The remainder of this discussion assumes that each Fund will qualify as a regulated investment company.

If a Fund fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one year period ending October 31 (or later if a Fund is permitted to elect and so elects), plus any retained amount from the prior year, such Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts.  A dividend paid to shareholders by a Fund in January of a year is generally deemed to have been paid by such Fund on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November or December of that preceding year.  Each Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax although there can be no assurance it will do so.  In addition, if a Fund were to qualify as a “personal holding company,” it may have to comply with additional requirements with respect to its distributions to shareholders in order to avoid a Fund-level tax under the personal holding company rules, as further described in the SAI.

For U.S. federal income tax purposes, distributions of investment income are generally taxable to shareholders subject to tax as ordinary income.  Taxes on distributions of capital gains are determined by how long a Fund owned the investments that generated them, rather than how long the shareholder has owned its shares.  Distributions of net capital gains from the sale of investments that a Fund owned for more than one year and that are properly designated by a Fund as capital gain dividends will be taxable as long-term capital gains.  Distributions of gains from the sale of investments that a Fund owned for one year or less will be taxable as ordinary income.  For taxable years beginning before January 1, 2011, distributions of investment income designated by a Fund as derived from “qualified dividend income” — as further defined in the SAI — will be taxed in the hands of individuals at the rates applicable to long-term capital gain provided that holding period and other requirements are met at both the shareholder and Fund level.  It is currently unclear whether Congress will extend the special tax treatment of qualified dividend income for tax years beginning on or after January 1, 2011.

Distributions are taxable to a shareholder (other than a tax-exempt shareholder) even if they are paid from income or gains earned by a Fund before the shareholder’s investment (and thus were included in the price paid by the shareholder for Fund shares).  Distributions from the Fund will be taxed as described above whether received in cash or in additional Fund shares.

A sale, exchange, or redemption of shares of a Fund, including a redemption in kind, is a taxable event to the selling, exchanging, or redeeming shareholder.  Any gain resulting from a sale, exchange (including an exchange for shares of another Fund), or redemption of shares in a Fund will generally (except in the case of a tax-exempt shareholder) be subject to federal income tax at either short-term or long-term capital gain rates depending on how long the shareholder has owned the shares, except that in certain circumstances it is possible that the proceeds of a redemption of Fund shares may be taxable as dividend income or a return of capital.

Because shares of each Fund are not otherwise publicly offered, unless a Fund has at least 500 shareholders at all times during a taxable year, certain shareholders will be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Fund.  Expenses that are deemed distributed by a Fund include those paid or incurred during a calendar year that are deductible in determining the Fund’s investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its management fee, but excluding those expenses incurred by virtue of the Fund’s organization as a registered investment company (such as its registration fees, trustees’ fees, expenses of periodic trustees’ and shareholders’ meetings, transfer agent fees, certain legal and accounting fees, the expenses of shareholder communications required by law, and certain other expenses).  Shareholders that will be deemed to have received distributions of such expenses include (i) individuals taxable in the U.S. or persons calculating their taxable income in the same way as do such individuals and (ii) pass-through entities having such an individual or person or another pass-through entity as an interest holder or beneficiary.  Shareholders can generally deduct such deemed distributions of expenses only to the extent that their respective total miscellaneous itemized deductions exceeds 2% of their respective adjusted gross incomes from all sources.  The deemed distributions of expenses could as a result increase a shareholder’s net taxes owed, lowering the Fund’s effective yield with respect to such a shareholder.

A Fund’s transactions in foreign currencies, options, futures contracts, hedging transactions, forward contracts, and straddles will be subject to special tax rules and may produce a difference between the Fund’s book income and taxable income.  The special tax rules to which such transactions are subject may accelerate income or defer losses of the Fund, or otherwise affect the amount, timing or character of distributions to shareholders.  A difference between a Fund’s book and taxable income may cause a portion of the Fund’s income distributions to constitute a return of capital for tax purposes or require the Fund to make distributions exceeding book income to qualify as a regulated investment company.

A Fund’s investments in certain debt obligations may cause that Fund to recognize taxable income in excess of the cash generated by such obligations.  As a result, the Fund could be required at times to liquidate other investments in order to satisfy its distribution requirements.

Each Fund may be subject to foreign withholding taxes on income and gains derived from foreign investments.  Such taxes would reduce the yield on that Fund’s investments.  However, as described immediately below, shareholders may be entitled to claim a credit or deduction with respect to their share of foreign taxes incurred by the Fund.

Each Fund may, if eligible, elect to permit shareholders who are U.S. citizens or U.S. corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax returns for their pro-rata portions of foreign income taxes paid by the Fund.  In such case, income of a Fund from non-U.S. sources that is distributed to Fund shareholders would be treated as income from non-U.S. sources to the shareholders.  The amount of foreign income taxes paid by a Fund would be treated as foreign taxes paid directly by Fund shareholders and, in addition, this amount would be treated as additional income to Fund shareholders from non-U.S. sources regardless of whether the Fund shareholder would be eligible to claim a foreign tax credit or deduction.  Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations (including, with respect to the foreign tax credit, a holding period requirement applied at both the Fund and the shareholder level).  Prospective investors should also consult the discussion in the SAI regarding investment by the Fund in securities of certain foreign corporations.

The Trust will provide shareholders with federal tax information annually, including information about dividends and distributions paid during the preceding year.

Shareholders may be required to file an information return with the Internal Revenue Service if they, for example, recognize certain levels of losses with respect to shares in a Fund ($2 million or more for an individual shareholder or $10 million or more for a corporate shareholder), or are deemed to have participated in a confidential transaction involving shares in a Fund.

Fund shareholders who are not U.S. citizens or that are foreign corporations may receive substantially different tax treatment of distributions by the Funds.  See the SAI for more details.

Prospective shareholders should consult their own tax advisors about the tax consequences of an investment in a Fund in light of their particular tax situation.  Prospective shareholders also should consult their own tax advisors about consequences under foreign, state, local or other applicable laws.

MANAGEMENT OF THE TRUST

Each Fund is advised and managed by Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland (the “Manager”).  The Manager is a registered investment adviser which, together with its affiliates, advises other mutual funds, ERISA Group Trusts and other private accounts.  The Manager is a wholly owned subsidiary of Baillie Gifford & Co., which is controlled by its full-time working partners.  The Manager, Baillie Gifford & Co. and their affiliates are referred to as “Baillie Gifford.”  The Manager was organized in 1983, and had approximate assets under management of $52.6 billion as of March 31, 2010.

Investment decisions made by the Manager for the Funds are made by teams organized for that purpose.

International Equity Fund.  The Fund is managed by a portfolio construction group consisting of a range of experienced investment managers.  The team’s lead manager, who is primarily responsible for the management of the Fund’s portfolio, is Gerald Smith.  Mr. Smith graduated with an MA in Philosophy from St. Andrews University (including University of California, Berkeley in 1982/83) and a B.Phil in Philosophy from Brasenose College, Oxford.  He joined Baillie Gifford in 1987 and became a Partner in 1998.  Mr. Smith is currently Head of the Emerging Markets Investment Team and is a member of both the Investment Policy Committee and the Emerging Markets Investment Policy Committee.

EAFE Fund.  The Fund is managed by a portfolio construction group consisting of a range of experienced investment managers. The team’s lead manager, who is primarily responsible for the management of the Fund’s portfolio, is James Anderson.  Mr. Anderson graduated with a BA in Modern History from Oxford University and after postgraduate study in Italy and Canada he gained an MA in International Affairs in 1982. He joined Baillie Gifford in 1983 and became a Partner in 1987.  Mr. Anderson headed the European Investment Team until July 2003 when he became Head of the Global Equity Team and Deputy CIO.  Mr. Anderson is a member of the Investment Policy Committee and became Chief Investment Officer in 2006.

EAFE Choice Fund.  The Fund is managed by a portfolio construction group containing regional investment representatives.  The team’s lead manager, who is primarily responsible for the management of the Fund’s portfolio, is Gerard Callahan. Mr. Callahan graduated with a BA in Politics, Philosophy and Economics from Oxford.  He joined Baillie Gifford in 1991 and became a partner in 2000.  Mr. Callahan is head of Baillie Gifford’s UK Investment Team.

The Fund’s regional investment representatives are:

Mick Brewis, Investment Manager, North American Investments. Mr. Brewis graduated with a BA in Economics from Cambridge University in 1985, before joining Baillie Gifford.  He became a Partner in 1993 and is Head of the North American Investment Team.  He is a member of the Investment Policy Committee.

Paul Faulkner, Investment Manager, European Equities.  Mr. Faulkner graduated with a BSc in Geology from Edinburgh University, an MSc in Petroleum Geo-science from Imperial College, and a PhD in Geology/Geophysics from Cambridge University. He joined Baillie Gifford in 2000 and is an investment manager within the European Investment Team.

Craig Collins, Investment Manager, Emerging Markets.  Mr. Collins graduated with a BSc in Chemical Physics from Glasgow University and a Ph.D. in Chemistry from Robinson College, Cambridge in 1996 and 1999, respectively.  Mr. Collins joined Baillie Gifford in 2000 and was an Investment Manager in the North American Investment Team and the Global Equity Team, before joining our Emerging Markets Team in April 2008.

Iain Campbell, Investment Manager, Developed Asia Investments. Mr. Campbell graduated from Oxford University with a BA in Modern History in 2000. He worked for Goldman Sachs and travelled in Asia before joining Baillie Gifford in 2004. Mr. Campbell is an Investment Manager in the Developed Asia including Japan Investment Team.

Emerging Markets Fund.  The lead member of the management team for the Emerging Markets Fund is Richard Sneller, who is primarily responsible for the management of the Fund’s portfolio.  Mr. Sneller is responsible for the oversight of approximately $3.8 billion in assets managed by Baillie Gifford’s investment management team.  Mr. Sneller was born in 1972 and graduated with a BSc (Econ) in Statistics from London School of Economics and an MSc in Investment Analysis from Stirling University.  He joined Baillie Gifford in 1994 and is an Investment Manager in the Emerging Markets Investment Team.  Mr. Sneller became a partner of Baillie Gifford & Co. in 2004.

Global Alpha Equity Fund.  The Fund is managed by a portfolio construction group consisting of a range of experienced investment managers.  The team’s lead manager, who is primarily responsible for the management of the Fund’s portfolio, is Charles Plowden.  Mr. Plowden graduated with a BA in Modern History from Oxford University.  He joined Baillie Gifford in 1983 and became a Partner in 1988.  He is Chairman of the Global Alpha Portfolio Construction Group and is also a member of the Investment Policy Committee.  He was an Investment Manager in the UK Investment Team from 1985 to 2008.  He became Joint Senior Partner and Chief of Investment Staff in 2006.

North American Equity Fund.  The lead member of the management team for the North American Equity Fund is Mick Brewis, who is primarily responsible for the management of the Fund’s portfolio.  Mr. Brewis graduated with a BA in Economics from Cambridge University in 1985, before joining Baillie Gifford.  He became a Partner in 1993 and is Head of the North American Investment Team.  He is a member of the Investment Policy Committee.

The SAI provides information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

Under each Investment Advisory Agreement with the Trust on behalf of each Fund, the Manager selects and reviews each Fund’s investments and provides executive and other personnel for the management of the Trust.  Pursuant to the Trust’s Agreement and Declaration of Trust, the board of trustees supervises the affairs of the Trust as conducted by the Manager.  In the event that the Manager ceases to be the manager of the Funds, the right of the Trust to use the identifying name “Baillie Gifford” with respect to any Fund may be withdrawn.

Under the Investment Advisory Agreement, each Fund pays the Manager a quarterly management fee, in arrears, at the following annual rate of the respective Fund’s average net assets (calculated by taking the average of all determinations of net asset value made at the end of each month):

Fund	Management Fee

The International Equity Fund	0.30%
The EAFE Fund	0.25%
The EAFE Choice Fund	0.25%
The Emerging Markets Fund	0.50%
The Global Alpha Equity Fund	0.30%
The North American Equity Fund	0.25%

For the most recent fiscal year, aggregate advisory fees paid by the International Equity Fund, the EAFE Fund, the EAFE Choice Fund and the Emerging Markets Fund were 0.30%, 0.25%, 0.25%, and 0.50%, respectively.  As the Global Alpha Equity Fund and the North American Equity Fund have not commenced operations, they did not pay management fees during the most recently completed fiscal year.

Upon termination of an Investment Advisory Agreement at other than quarter end, the management fee for the partial quarter shall be determined by reference to the termination date and shall be prorated accordingly.

A discussion regarding the basis of the board of trustees’ approval of the renewal of the Investment Advisory Agreements for the Emerging Markets Fund, the International Equity Fund,

the EAFE Fund and the EAFE Choice Fund is available in the semi-annual report to shareholders of the Fund for the period ended June 30, 2009.

The organizational expenses of the Funds, as well as all other expenses incurred in the operation of the Funds, are borne by the relevant Fund, including but not limited to brokerage commissions, transfer taxes and extraordinary expenses in connection with its portfolio transactions, all applicable taxes, the compensation of trustees who are not directors, officers or employees of the Manager or its affiliates, interest charges, charges of custodians, auditing and legal expenses.

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

The Trust is a diversified open-end series investment company organized as a Massachusetts business trust under the laws of Massachusetts by an Amended and Restated Agreement and Declaration of Trust (“Declaration of Trust”) dated August 17, 2001, as amended from time to time.

The Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest which are presently divided into six series (or “Funds”).  The Declaration of Trust also permits the Board of Trustees, without shareholder approval, to subdivide any series of shares into various sub-series (or “classes”) of shares with such dividend preferences and other rights as the trustees may designate.  Each series is divided into three or more classes, and each share of a series represents an equal proportionate interest in that series with each other share, subject to the different preferences of each class of that series. The Board may also, without shareholder approval, establish one or more additional separate Funds for investments in the Trust or merge two or more existing Funds.

Shareholders are entitled to dividends as declared by the Board, and, in liquidation of the relevant Fund’s portfolio, are entitled to receive the net assets of the portfolio.  Shareholders are entitled to vote at any meetings of shareholders.  The Trust does not generally hold annual meetings of shareholders and will do so only when required by law.  Special meetings of shareholders may be called for purposes such as electing or removing trustees, changing a fundamental investment policy or approving an investment advisory agreement.  In addition, a special meeting of shareholders of the Fund will be held if, at any time, less than a majority of the trustees then in office have been elected by shareholders of the Fund.

The Declaration of Trust provides for the perpetual existence of the Trust.  The Trust, may, however, be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust.  The Declaration of Trust further provides that the trustees may also terminate the Trust or any Fund upon written notice to the shareholders.

Shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust.  However, the risk of a shareholder incurring financial loss on account of that liability is considered remote since it may arise only in very limited circumstances.

ADMINISTRATOR; CUSTODIAN; TRANSFER AND DIVIDEND PAYING AGENT

The Bank of New York Mellon, One Wall Street, New York, New York 10286 serves as the Trust’s fund accounting administrator and custodian.

Unified Fund Services, Inc., 2960 North Meridian Street, Suite 300, Indianapolis, Indiana 46208 serves as the Trust’s transfer and dividend paying agent.

UNDERWRITERS

The Trust is currently self-distributed, and has no principal underwriter.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BBD, LLP (“BBD”), 1835 Market Street, 26th Floor, Philadelphia, PA 19103 serves as independent registered public accounting firm to the Trust.

BBD conducts an annual audit of the financial statements of each operational Fund and provides other audit-related and tax services.

LEGAL COUNSEL

Ropes & Gray LLP, One International Place, Boston, MA 02110, is the Trust’s legal counsel.

SHAREHOLDER INQUIRIES

Shareholders may direct inquiries to the Trust c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland, United Kingdom EH1 3AN (Attention:  Nigel Cessford, 011-44-131-275-2000).

BAILLIE GIFFORD FUNDS

Statement of Additional Information

April 30, 2010

The EAFE Fund

The EAFE Choice Fund

The International Equity Fund

The Global Alpha Equity Fund

The North American Equity Fund

Classes 1, 2, 3, and 4

The Emerging Markets Fund

Classes I, II, and III

This Statement of Additional Information (“SAI”) is not a prospectus.  This SAI relates to the Baillie Gifford Funds Private Placement Memorandum dated April 30, 2010 (the “PPM”), and should be read in conjunction therewith.  A copy of the PPM and the funds’ annual and semiannual reports may be obtained without charge by writing or telephoning Baillie Gifford Funds, c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland, United Kingdom EH1 3AN (Attention:  Nigel Cessford +44-131-275-2000).  Shareholders may submit to the Trust claims for reimbursement of telephone charges incurred in placing such calls.

The most recent annual reports of the EAFE Fund, the EAFE Choice Fund, the International Equity Fund and the Emerging Markets Fund, which include audited financial statements dated December 31, 2009 for these Funds, are incorporated by reference into this SAI.

TABLE OF CONTENTS

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS	1

MANAGEMENT OF THE TRUST	6

INVESTMENT ADVISORY AND OTHER SERVICES	16

DISTRIBUTION AND SERVICING PLANS	24

PORTFOLIO TRANSACTIONS AND BROKERAGE	24

DESCRIPTION OF THE TRUST	25

HOW TO BUY SHARES	28

NET ASSET VALUE AND OFFERING PRICE	28

REDEMPTIONS	29

INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS	29

FINANCIAL STATEMENTS	39

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

The investment objective and policies of the International Equity Fund, the EAFE Fund, the EAFE Choice Fund, the Emerging Markets Fund, the Global Alpha Equity Fund and the North American Equity Fund (each a “Fund”, together the “Funds”), each a series of Baillie Gifford Funds (the “Trust”), are summarized in the PPM under “Investment Objectives and Policies” and “Other Important Information About the Funds.”  The investment policies of each Fund set forth in the PPM and in this SAI may be changed by the Trust’s trustees without shareholder approval except that any policy explicitly identified as “fundamental” may not be changed without the approval of the holders of a majority of the outstanding shares of the relevant Fund (which means the lesser of (i) 67% of the shares of that Fund represented at a meeting at which 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

The following non-fundamental policies set forth in the PPM are subject to change only upon sixty days’ prior notice to shareholders:

(1)          The International Equity Fund.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities.

(2)          The EAFE Fund.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities of companies whose principal activities are in Europe, Australasia, and/or the Far East.

(3)          The EAFE Choice Fund.  Under normal circumstances, the Fund will invest at least 90% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities of companies whose principal activities are in Europe, Australasia, and/or the Far East.

(4)          The Emerging Markets Fund.  Under normal circumstances, the Fund will invest at least 80% of its total assets in securities of companies in countries contained in the MSCI EM Index.

(5)          The Global Alpha Equity Fund.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities of companies whose principal activities are in the USA, Canada, Europe, Australasia, Africa, the Middle East and/or the Far East.

(6)          The North American Equity Fund.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities of companies whose principal activities are in the USA and Canada.

In addition to its investment objective and policies set forth in the PPM, the following are policies of each Fund (and those marked with an asterisk are fundamental policies of each Fund):

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Each Fund will not:

*(1) Act as underwriter of securities issued by other persons, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

*(2) Borrow money, except to the extent permitted by applicable law, regulation or order.

*(3)         Purchase or sell real estate or interests in real estate, except that the Fund may purchase and sell securities that are secured by real estate or interests in real estate and may purchase securities issued by companies that invest or deal in real estate.

*(4) Invest in commodities, except that the Fund may invest in financial futures contracts and options thereon, and options on currencies.

*(5) Make loans to others, except through the purchase of qualified debt obligations, the entry into repurchase agreements and/or the making of loans of portfolio securities consistent with the Fund’s investment objectives and policies.  For purposes of this policy, the short term deposit of cash or other liquid assets of the Fund in one or more interest-bearing accounts shall not be deemed to be a loan to others.

*(6)         Purchase any securities which would cause more than 25% of the value of the Fund’s total assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry; provided that there shall be no limit on the purchase of U.S. government securities, including securities issued by any agency or instrumentality of the U.S. government, and related repurchase agreements.  The Securities and Exchange Commission (“SEC”) takes the position that government securities of a single foreign country (including agencies and instrumentalities of such government, to the extent such obligations are backed by the assets and revenues of such government) are a separate industry for these purposes.

*(7)         Issue any senior securities except to the extent permitted by applicable law, regulation or order (for purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract or future contract and collateral arrangements with respect to initial and variation margin are not deemed to involve the issuance of a senior security).

(8)                Invest more than 15% of the value of net assets of the Fund in illiquid securities.

The Trust understands that the staff of the SEC deems certain transactions that a Fund may enter into to involve the issuance of a senior security unless certain cash, U.S. government securities or other high grade debt instruments are deposited in a segregated account or are otherwise covered.  Such transactions include: short sales, reverse repurchase agreements, forward contracts, futures contracts and options thereon, options on securities and currencies, dollar rolls, and swaps, caps, floors and collars.

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Convertible Securities

Convertible securities are fixed income securities that may be converted at either a stated price or a stated rate into underlying shares of common stock.  Convertible securities have general characteristics similar to both fixed income and equity securities.  Although to a lesser extent than with fixed income securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline.  In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities.

Like fixed income securities, convertible securities are investments which provide for a stable stream of income with generally higher yields than common stocks.  Of course, like all fixed income securities, there can be no assurance of current income because the issuers of the convertible securities may default on their obligations.  Convertible securities, however, generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation.  A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock.  However, there can be no assurance of capital appreciation because securities prices fluctuate.

Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer.  Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

Yankee Bonds

A Fund may invest in U.S. dollar denominated bonds sold in the United States by non-U.S. issuers (“Yankee bonds”).  As compared with bonds issued in the United States, such bond issues normally carry a higher interest rate but are less actively traded.

Repurchase Agreements

A Fund may enter into repurchase agreements, by which the Fund purchases a security and obtains a simultaneous commitment from the seller (a bank or, to the extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”), a recognized securities dealer) to repurchase the security at an agreed upon price and date (usually seven days or less from the date of original purchase).  The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security.  Such transactions afford the Fund the opportunity to earn a return on temporarily available cash at minimal market risk.  While the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the United States Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the

3

seller may fail to repurchase the underlying security.  In such event, the Fund would attempt to exercise rights with respect to the underlying security, including possible disposition in the market.  However, the Fund may be subject to various delays and risks of loss, including (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto and (b) inability to enforce rights and the expenses involved in attempted enforcement.

Investments In Australasia

References in the PPM and this SAI to “Australasia” denote the region encompassing New Zealand, Australia, Papua New Guinea, and neighboring islands in the Pacific Ocean.

Disclosure of Portfolio Holdings

The Trust has adopted policies and procedures with respect to the disclosure of the Funds’ portfolio holdings.  The Trust’s procedures permit portfolio holdings information to be disclosed prior to the time that such information is disclosed through a public filing with the SEC to (i) the Trust’s manager, Baillie Gifford Overseas Limited (the “Manager”) (and its affiliates), (ii) third party service providers who require access to the information to fulfill their duties to a Fund (including the Funds’ custodian and administrator, the Funds’ transfer agent, the Funds’ independent registered public accounting firm, broker-dealers when requesting bids for or price quotations on securities and brokers in the normal course of trading), and (iii) shareholders and prospective investors (or their consultants and agents) of the Funds under the circumstances described below.

The Trust’s policies and procedures permit disclosure of nonpublic portfolio holdings information to Fund shareholders (or their consultants or agents) provided that disclosure is made to all shareholders of a Fund in the same scope, at the same time, with the same frequency and after the same period of lag time.  The policies and procedures also permit such disclosure to prospective shareholders (or their consultants or agents) who are accredited investors and who request such information from the Manager in connection with their consideration of an investment in a Fund.  Such information is made available to all requesting prospective qualified shareholders in the same scope (unless a more limited scope is requested), at the same time (which shall be no earlier than the day next following the day on which the information has been made available to all shareholders) and after the same period of lag time (approximately seven days).  New investors in a Fund will be required to complete a subscription agreement (see Exhibit A to the PPM) that contains provisions requiring that portfolio holdings information be kept confidential and prohibiting trading based on such information.

In addition, disclosure of a Fund’s nonpublic portfolio holdings information may be made to other persons if (i) the recipients are subject to a confidentiality agreement with respect to such information and a prohibition on trading on such information, (ii) the Trust’s Chief Executive Officer and/or Chief Compliance Officer (an “Authorizing Person”) determines that disclosure is in the best interest of the Fund and its shareholders, and (iii) the information is limited to that which the Manager believes is reasonably necessary to serve the purposes for which disclosure has been approved.  Disclosure of portfolio holdings information made to such other persons must be reported to the trustees at their next regularly scheduled meeting.

4

An Authorizing Person may approve exceptions to the policy if he or she determines disclosure to be in the best interests of a Fund and its shareholders.  In determining whether disclosure is in the best interests of a Fund and its shareholders, the Authorizing Person shall consider whether any potential conflicts exist between the interests of Fund shareholders, on the one hand, and the Manager or an affiliated person of the Manager, on the other hand. Such exceptions must be reported to the trustees at their next regularly scheduled meeting.  A Fund’s portfolio holdings may not be disclosed for compensation.  The Trust may modify its policies and procedures regarding portfolio holdings disclosure at any time without notice.

Registered investment companies that are sub-advised by the Manager (or its affiliates) may be subject to different portfolio holdings disclosure policies, and neither the Manager nor the Trust’s board of trustees (the “Board of Trustees”) exercises control over such policies.  In addition, separate account clients of the Manager (and its affiliates) have access to their portfolio holdings and are not subject to the Funds’ portfolio holdings disclosure policies.  Some of the funds that are sub-advised by the Manager (or its affiliates) and some of the separate accounts managed by the Manager (or its affiliates) have substantially similar investment objectives and strategies, and therefore potentially similar portfolio holdings as the Funds.

5

MANAGEMENT OF THE TRUST

The Board of Trustees (the “Board”) is responsible for the overall management and supervision of the Trust’s affairs and for protecting the interests of shareholders.  The Board meets periodically throughout the year to oversee the Trust’s activities, review contractual arrangements with service providers, monitor compliance with regulatory requirements, and review performance.  The Board consists of four Trustees who have varied backgrounds, experience and skills.  Three of the Trustees are not “interested persons” (as that term is defined in the 1940 Act) of the Trust (“Disinterested Trustees”).  The fourth Trustee, who serves as Chairman of the Board, is an “interested person” of the Trust by reason of his affiliation with the Manager and his role as an officer of the Trust.  Additional information about the backgrounds and qualifications of the Trustees is provided below.

The Board has two standing committees: the Audit Oversight Committee and the Nominating and Governance Committee. Each standing committee consists exclusively of Disinterested Trustees, which are integral to the Funds’ overall governance and risk management structure.  Each Disinterested Trustee serves on both committees, which the Board believes allows each Disinterested Trustee to develop a broad understanding of all matters affecting the Trust for which the Board and committees are responsible.  The Audit Oversight Committee has responsibility for the Trust’s accounting and financial reporting policies and practices, its internal controls, and the quality and objectivity of the Trust’s financial statements.  The Audit Oversight Committee also acts as liaison between the Trust’s independent registered public accounting firm and the Board.  Mr. Barrie serves as Chairman.  The Audit Oversight Committee held one meeting during the last fiscal year.  The Nominating and Governance Committee is responsible for identifying and recommending Board candidates, reviewing the composition of the Board, reviewing and recommending Disinterested Trustee compensation, and evaluating committee responsibilities and membership.  The Nominating and Governance Committee was recently formed and has not met as of the date of this SAI.  The Nominating and Governance will elect a chairman at its first meeting.

The Manager serves as investment adviser to the Funds pursuant to an investment advisory agreement between the Manager and the Trust.  The Manager, subject to the oversight of the Board, is responsible for managing the assets of the Funds in accordance with the Funds’ investment objectives and policies, and also is responsible for management of the risks that arise from the Funds’ investments and operations.  The Board oversees the Manager and decides upon matters of general policy.  The Board’s role is one of oversight, not active management.  This oversight extends to the Funds’ risk management processes.  In addition, the Audit Oversight Committee oversees the Manager’s risk management processes with respect to the particular activities within the Committee’s purview.  In the course of providing oversight, the Board and the Audit Oversight Committee receive a broad range of reports on the Funds’ activities, including regarding each Fund’s investment portfolio, the compliance of the Funds with applicable laws, and the Funds’ financial accounting and reporting.  The Board and the Audit Oversight Committee meet periodically with officers of the Funds and the Manager.  The Board also meets periodically with the Funds’ chief compliance officer to receive reports regarding the compliance of the Funds and the Manager with the federal securities laws and their internal compliance policies and procedures.  In addition, the Board meets periodically with the portfolio

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managers of the Funds to receive reports regarding the management of the Funds, including their investment risks.

The Board reviews its leadership structure periodically and believes that its structure is appropriate to enable the Board to oversee the Funds.

The following table sets forth the trustees and officers of the Trust, their principal occupations during the past five years, and certain other information.  Each Trustee oversees six Funds in the Baillie Gifford Funds complex.

Name and Age (1)	Position(s) Held with Trust	Length of Time Served (2)	Principal Occupation and Other Directorships Held During Past 5 Years (3)
Disinterested Trustees
John G. Barrie, Jr. Age 70	Trustee	Since 2000	Retired. Formerly: Assistant Treasurer, Dominion Resources, Inc. (electric and gas utility).
George W. Browning Age 68	Trustee	Since 2007	Retired. Formerly: Managing Director, Client Service, Babson Capital Management, LLC (investment manager).
Bruce C. Long Age 65	Trustee	Since 2009	Consultant, DALBAR, Inc., (financial measurements). Formerly: Executive Vice President, Guardian Life Insurance (financial services).
Interested Trustee
Peter Hadden Age 52	Trustee, Chairman of the Board, and President	Since 2009	Partner, Baillie Gifford & Co. (investment manager); Director, Baillie Gifford Overseas Ltd. (investment adviser); Formerly, Vice President of the Trust (2008 to 2009).

(1)  The address of each trustee and officer of the Trust is c/o Baillie Gifford Funds, Calton Square, 1 Greenside Row, Edinburgh, Scotland EH1 3AN.

(2)  There is no stated term of office for the trustees.  The Chairman of the Board and President of the Trust are elected annually by the Board of Trustees.  Other officers may be elected or appointed by the trustees at any time.

(3)  Previous positions during the past five years with Baillie Gifford & Co., the Manager and Baillie Gifford Group are omitted if not materially different from the positions listed.

Name and Age (1)	Position(s) Held with Trust	Length of Time Served (2)	Principal Occupation During Past 5 Years (3)
Officers (other than officers who are also Trustees)
Edward H. Hocknell Age 49	Vice President	Since 2000	Partner, Baillie Gifford & Co. (investment manager); Director, Baillie Gifford Overseas Limited (investment adviser).

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Alan Paterson Age 42	Vice President	Since 2000	Partner, Baillie Gifford & Co. (investment manager).
Dickson Jackson Age 38	Vice President	Since 2005	Director, Investment Operations, Baillie Gifford & Co. (investment manager); Director, Baillie Gifford Overseas Limited (investment adviser); formerly, Treasurer of the Trust, 2001 to 2005.
Andrew Telfer Age 42	Vice President	Since 2008	Partner, Baillie Gifford & Co. (investment manager); Director, Baillie Gifford Overseas Limited (investment adviser).
Peter Cooke Age 45	Vice President	Since 2008	Partner, Baillie Gifford & Co. (investment manager); Chief Executive, Baillie Gifford Overseas Limited (investment adviser).
Nigel Cessford Age 46	Treasurer	Since 2005	Head of Overseas Institutional Clients Accounting Department, Baillie Gifford & Co. (investment manager).
Angus N.G. Macdonald Age 44	Secretary	Since 2000	Head of Legal for the Baillie Gifford Group (investment manager).
Graham Laybourn Age 43	Chief Compliance Officer	Since 2005	Compliance Officer, Baillie Gifford Group (investment manager).

(1)  The address of each officer of the Trust is c/o Baillie Gifford Funds, Calton Square, 1 Greenside Row, Edinburgh, Scotland EH1 3AN.

(2)  The Secretary and Treasurer of the Trust are elected annually by the Board of Trustees.  Other officers may be elected or appointed by the trustees at any time.

(3)  Previous positions during the past five years with Baillie Gifford & Co., the Manager and Baillie Gifford Group are omitted if not materially different from the positions listed.

The following provides an overview of the considerations that led the Board to conclude that each individual currently serving as a Trustee should serve as a Trustee.  Generally, no one factor was decisive in the nomination or appointment of an individual to the Board.  Among the factors the Board considered when concluding that an individual should serve as a Trustee were the following:  (i) the individual’s business and professional experience and accomplishments; (ii) the individual’s ability to work effectively with the other Trustees; (iii) the individual’s prior experience, if any, in the investment management industry; (iv) the individual’s prior experience, if any, serving on the boards of public companies (including, when relevant, other investment companies) and/or other complex enterprises and organizations; and (v) how the individual’s skills, experience and attributes would contribute to an appropriate mix of relevant skills and experience on the Board.

Each current Trustee’s substantial professional accomplishments and prior experience, including, in some cases, in fields related to the operations of the Fund, were a significant factor in the determination that the individual should serve as a Trustee.  Below is a summary of each Trustee’s professional experience and additional considerations that contributed to the Board’s conclusion that such Trustee should serve as a Trustee:

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John G. Barrie, Jr. — John G. Barrie, Jr. has over 40 years of professional experience in various accounting and financial capacities.  Most recently, as Assistant Treasurer of Dominion Resources, Inc. until 2000, Mr. Barrie had principal responsibility for administering the investment of over $1 billion of retirement plan assets, and was involved with internal and external auditors in establishing internal controls and procedures relating to the administration and reporting of retirement plan investments.

George W. Browning — George W. Browning has over 35 years of professional experience in the investment management and financial services industries. Most recently, as Managing Director of Babson Capital Management, LLC until 2006, Mr. Browning was responsible for the relationship management of many of the firm’s institutional clients, the duties of which included reporting on portfolio management, strategy, performance and governance.

Peter Hadden — Peter Hadden has over 28 years of professional experience in the investment management and financial services industries.  As a Director of the Manager and a Partner of the Manager’s parent company, Baillie Gifford & Co., Mr. Hadden is involved in the day-to-day operations of the Manager.

Bruce C. Long — Bruce C. Long has over 40 years of professional experience in the securities, banking, and investment management industries.  Currently, Mr. Long is a consultant for international clients in the financial services industry, and serves as Managing Director, CSS for DALBAR, Inc. Until 2008, Mr. Long was Executive Vice president of Guardian Life Insurance Company of America and President of The Guardian Insurance & Annuity Company, Inc., overseeing all registered products manufacturing and distribution.

As of December 31, 2009, none of the trustees were beneficial owners of any equity securities in (i) the Trust or (ii) any other registered investment companies overseen by the trustees within the same family of investment companies as the Trust.  As of December 31, 2009, no Disinterested Trustee was a beneficial owner of any equity securities in (i) an investment adviser or principal underwriter of a Fund; or (ii) any person directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of a Fund.

The following table sets forth a summary of the compensation received by each of the trustees in the fiscal year ended December 31, 2009.  The Trust pays no compensation to its officers or to the trustees who are interested persons of the Trust.

Name & Position	Aggregate Compensation from Trust	Pension or Retirement Benefits Accrued As Part of Trust’s Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Trust and Fund Complex Paid to Trustees(1)
John G. Barrie, Jr., Trustee and Chairman of the Audit Oversight Committee	$24,375	—	—	$24,375

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George W. Browning, Trustee	$21,875	—	—	$21,875
Bruce C. Long, Trustee	$12,500	—	—	$12,500
Peter Hadden, Trustee, Chairman of the Board, and President	—	—	—	—

(1) All Trustees receive reimbursements for reasonable expenses related to their attendance at meetings of the Board or committees, which are not included in the amounts shown.

The Trust and the Manager have adopted a code of ethics pursuant to Rule 17j-1 of the 1940 Act.  This code of ethics permits personnel to invest in securities, including securities that may be purchased or held by the Funds, subject to restrictions.

Control Persons and Principal Holders of Securities

As of March 31, 2010, the name, address and percentage of ownership of each person who may be deemed to be a “principal holder” because it owns of record or is known by the Trust to own beneficially 5% or more of any class of the Fund’s outstanding shares is shown below. The Trust believes that no other person or group owns of record or beneficially 5% or more of the shares of any class of a Fund.

Emerging Markets Fund

Investor	Investor Address	Percentage Ownership of Class
Fire and Police Pension Association of Colorado — Class 2	5290 DTC Parkway, Suite 100, Greenwood Village, Colorado 80111-2721	100%
Nebraska State Investment Council, a Nebraska state investment agency — Class 3	941 “O” Street, Suite 500, Lincoln, Nebraska 68508	48.57%
William Penn Foundation — Class 3	Two Logan Square, 11th Floor, 100 North 18th Street, Philadelphia, Pennsylvania 19103-2757	21.58%
Casey Family Programs — Class 3	1300 Dexter Avenue North, Floor 3, Seattle, Washington 98109-3542	10.81%
Guardian Life Insurance — Class 3	7 Hanover Square, 20th Floor, New York, NY 10004	19.04%

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EAFE Fund

Investor	Investor Address	Percentage Ownership of Class
Suntrust as Custodian for Piedmont Hospital Quasi Endowment - Class 1	1938 Piedmont Road NW, 7th Floor, Atlanta, GA 30309	16.57%
Suntrust as Custodian for Piedmont Hospital Pension Plan - Class 1	1938 Piedmont Road NW, 7th Floor, Atlanta, GA 30309	7.93%
City of Gainesville Pension Plan - Class 1	200 E University Avenue, Gainesville, Florida, 32601	21.19%
The Carle Foundation - Class 1	611 W. Park Street, Urbana, Illinois, 61801	25.60%
Energizer Holdings Inc Retirement Plan - Class 1	533 Maryville University Road, St Louis, Missouri, 63141	28.71%
City of Jacksonville — Class 2	117 West Duvall Street, Suite 300, Jacksonville, FL, 32202	17.50%
Iowa Public Safety Peace Officers Retirement, Accident and Disability System — Class 2	State Capital Building, Room No 114, Des Moines, Iowa 50319	11.91%
Anadarko Petroleum Corporation Master Trust — Class 2	1201 Lake Robbins Drive, The Woodlands, TX, 77380	14.38%
Prince George’s County Police Pension Plan - Class 2		7.49%
Presbyterian Healthcare Services Corp/Fdn — Class 2	2501 Bueno Vista Drive, S.E., Albuquerque, NM, 87106	14.03%
Presbyterian Healthcare Services Pension Plan— Class 2	2501 Bueno Vista Drive, S.E., Albuquerque, NM, 87106	5.83%
Saint Louis University - Class 2	3545 Lindell Boulevard St. Louis, MO 63103	5.16%
Creighton University - Class 2	2500 California Plaza — Omaha, NE 68178	5.83%
Austin Firefighters Relief & Retirement Fund - Class 2	4101 Parkstone Heights Drive Suite 270, AUSTIN, TX, 78746	8.60%
Kentucky Teachers’ Retirement System — Class 4	479 Versailles Road, Frankfort, Kentucky 40601-3800	100%

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International Equity Fund

Investor	Investor Address	Percentage Ownership of Class
NSTAR Retirees Benefit Trust — Class 1	1 NSTAR Way SE 260, Westwood, Boston	26.72%
Scripps Research Unit — Class 1	10550 North Torrey Pines Road TPC-16, La Jolla, California 92037	21.23%
North Slope Borough - Class 1	PO Box 69, BARROW, AK 99723	29.16%
University of Connecticut -Class 1	2390 Alumni Drive, U-3206, Stors, 06269	17.93%
Smithfield Food, Inc. — Class 2	200 Commerce Street, Smithfield, Virginia 23430	12.87%
The Retirement Board of Allegheny County — Class 2	Room 106, County Office Building, 542 Forbes Avenue, Pittsburgh, PA, 15219	10.56%
American Family Mutual Insurance Co - Class 2	6000 American Parkway, Madison, 53783	12.43%
Colorado Trust — Class 2	1600 Sherman Street, Denver, Colorado 80203	13.22%
Georgia Tech Foundation, Inc — Class 2	760 Spring Street, NW, Suite 400, Atlanta, Georgia 30308	12.48%
PH Glatfelter Company— Class 2	96 South George Street, Suite 400, York, Pennsylvania 17401	11.01%
Promedica Health System Trust — Class 2	1801 Richards Road, Toledo, Ohio 43607	21.32%
Promedica Health System Defined Benefit Master Trust — Class 2	1801 Richards Road, Toledo, Ohio 43607	6.11%

EAFE Choice Fund

Investor	Investor Address	Percentage Ownership of Class
Riverwood International Corporate Master Pension Trust - Class 2	814 Livingston Court, Marietta, Georgia, 30067	100%
Guardian Life Assurance Company of America — Class 3	7 Hanover Square, 20th Floor, New York, NY, 10004	100%

As of March 31,2010, the name, address and percentage of ownership of each person who may be deemed to be a “control person” (as that term is defined in the 1940 Act) of a Fund because it owns greater than 25% of the outstanding shares, either beneficially or by virtue of its fiduciary or trust roles or otherwise, is shown below.  A controlling person’s vote could have a

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more significant effect on matters presented to shareholders of a Fund for approval than the vote of other shareholders of such Fund.

Emerging Markets Fund

Investor	Investor Address	Percentage Ownership of Voting Securities of the Fund
Nebraska State Investment Council, a Nebraska state investment agency	941 “O” Street, Suite 500, Lincoln, Nebraska 68508	36.99%

EAFE Fund

Investor	Investor Address	Percentage Ownership of Voting Securities of the Fund
Kentucky Teachers’ Retirement System	479 Versailles Road, Frankfort, Kentucky 40601-3800	38.31%

International Equity Fund

Investor	Investor Address	Percentage Ownership of Voting Securities of the Fund
None.

EAFE Choice Fund

Investor	Investor Address	Percentage Ownership of Voting Securities of the Fund
Guardian Life Assurance Company of America	7 Hanover Square, 20th Floor, New York, NY, 10004	49.66%
Riverwood International Corporate Master Pension Trust Class	814 Livingston Court, Marietta, Georgia, 30067	50.34%

As of April 1, 2010, none of the officers of the Trust were beneficial owners of any equity securities in the Trust.

Proxy Voting

The Trust has delegated to the Manager responsibility for the voting of proxies with respect to voting securities held by the Fund.  The Manager has adopted Global Corporate

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Governance Principles and Guidelines (the “Guidelines”) that it uses on the Trust’s behalf to vote proxies related to securities held by the Fund.

The Guidelines include principles (the “Principles”) that articulate corporate governance standards relating to the basic rights and equitable treatment of shareholders, the role of stakeholders (as established by law), disclosure and transparency on material matters, and the responsibilities and accountability of the board of directors.  The Principles are based upon the principles developed by the Organisation for Economic Co-operation and Development, which the Manager believes are appropriate for most markets.  The Manager recognizes, however, that given the differences in national corporate and market regulation, one set of standards is unlikely to be appropriate for all of the markets in which the Fund invests.  Therefore, the Guidelines include as appendices detailed corporate governance standards for the United Kingdom and Japan and may include overseas corporate governance codes, where these are available and appropriate.  In order to provide an indication of how the Principles should be interpreted in practice, the Guidelines include some “best practice” guidelines as to voting on specific issues.

The Manager also recognizes that companies within particular markets operate under significantly differing conditions and for this reason it does not apply any of the principles, practices or standards included in the Guidelines rigidly.  Rather, it applies them with care, giving due consideration to the specific circumstances of individual companies.  In this way it takes a pragmatic and flexible approach to corporate governance, consistent with its overriding aim of looking after the long term financial interests of its clients, including the Fund.

The Corporate Governance Team of the Manager and its affiliates (collectively, the “Baillie Gifford Group”) develops and administers the Guidelines.  The Corporate Governance Team sits alongside the investment teams and is supported by personnel dedicated to the voting of proxies.  The Corporate Governance Manager reports to the Chief Investment Officer.  In evaluating each proxy, the Corporate Governance Team follows the Guidelines.  It also considers third party analysis, the Baillie Gifford Group’s own research and discussions with company management.  If a proxy involves a non-routine matter, the Corporate Governance Team will consult with the appropriate investment team regarding the proposed vote.

The Manager recognizes the importance of managing potential conflicts of interest that may exist when voting a proxy solicited by a company with whom the Baillie Gifford Group has a material business or personal relationship.  The Corporate Governance Manager is responsible for monitoring possible material conflicts of interest with respect to proxy voting.  Application of the Guidelines to vote proxies will in most instances adequately address any possible conflicts of interest.  However, as noted above, the Manager does not rigidly apply the Guidelines and proxies may relate to matters not specifically addressed in the Guidelines.  For proxy votes that involve a potential conflict of interest, that are inconsistent with (or not covered by) the Guidelines but that are consistent with management’s recommendation, the Management Committee, which comprises five senior Baillie Gifford Group partners, will review the voting rationale, consider whether business relationships between Baillie Gifford Group and the company have influenced the proposed inconsistent vote and decide the course of action to be taken in the best interests of clients.

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The Manager endeavors to vote a Fund’s shares in all markets.  However, it is difficult to vote in some overseas markets because of costly trading restrictions.  For example, in the French and Italian markets, shares are “blocked”, which means that the Manager is unable to direct selling should it so desire, from the time that it votes until the close of the company meeting.  The Manager will therefore only vote in these markets where it views the benefits of voting clients’ shares, such as with respect to a merger or acquisition, as exceeding the risks involved.

Information regarding how a Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge upon request by calling Nigel Cessford at Baillie Gifford Overseas Limited at 011-44-131-275-2000 or by accessing the Fund’s Form N-PX on the SEC’s website at http://www.sec.gov.  Shareholders may submit to the Trust claims for reimbursement of telephone charges incurred in placing such calls.

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INVESTMENT ADVISORY AND OTHER SERVICES

Advisory Agreements

The Manager serves as the investment adviser of each Fund under separate investment advisory agreements.  The Manager is a wholly-owned subsidiary of Baillie Gifford & Co.  Both the Manager and Baillie Gifford & Co. are authorised and regulated in the United Kingdom by the Financial Services Authority.

Under each investment advisory agreement, the Manager manages the investment and reinvestment of the assets of the relevant Fund and generally administers its affairs, subject to oversight by the trustees of the Trust as described above.  The Manager furnishes, at its own expense, all necessary office space, facilities and equipment, services of executive and other personnel of the Fund and certain administrative services.  For these services, the investment advisory agreements provide that each Fund shall pay the Manager a quarterly investment advisory fee as stated in the PPM.

Under each investment advisory agreement, if the total ordinary business expenses of a Fund or the Trust as a whole for any fiscal year exceed the lowest applicable limitation (based on percentage of average net assets or income) prescribed by any state in which the shares of the Fund or the Trust are qualified for sale, the Manager shall pay such excess.  Presently, none of the Funds or the Trust as a whole is subject to any such expense limitation, however.

The Emerging Markets Fund paid investment advisory fees of $1,021,522 for the fiscal year ended 2009, $906,966 for the fiscal year ended 2008, and $1,103,964 for the fiscal year ended 2007.  The Emerging Markets Fund paid shareholder service fees of $271,562 for the fiscal year ended 2009, $210,004 for the fiscal year ended 2008, and $257,567 for the fiscal year ended 2007.

The International Equity Fund paid investment advisory fees of $593,285 for the fiscal year ended 2009 and $153,611 for the period February 7, 2008 through December 31, 2008.  The International Equity Fund paid shareholder service fees of $665,176 for the fiscal year ended 2009 and $168,016 for the period February 7, 2008 through December 31, 2008.  The International Equity Fund suspended operations from November 22, 2005 through February 7, 2008 and did not pay any advisory fees or shareholders service fees during this period.

The EAFE Fund paid investment advisory fees of $1,497,433 for the fiscal year ended 2009, and $347,056 for the period March 6, 2008 (when it commenced operations) through December 31, 2008.  The EAFE Fund paid shareholder service fees of $1,376,356 for the fiscal year ended 2009 and $313,472 for the period March 6, 2008 to December 31, 2008.

The EAFE Choice Fund paid investment advisory fees of $3,104 for the fiscal period from December 16, 2009 to December 31, 2009.  The EAFE Choice Fund paid shareholder service fees of $3,352 for the fiscal period from December 16, 2009 to December 31, 2009.

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The Global Alpha Equity Fund and the North American Equity Fund have not commenced operations, therefore these Funds did not pay any advisory fees during any completed fiscal year of the Trust.

The fees noted above were accrued for the fiscal period indicated, but may have been paid after the end of such fiscal period.

Each investment advisory agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i) by the Board of Trustees or by vote of a majority of the outstanding voting securities of the relevant Fund and (ii) by vote of a majority of the trustees who are not “interested persons” of the Trust, as that term is defined in the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval.  In accordance with the 1940 Act, any amendment to an advisory agreement must be approved by vote of a majority of the outstanding voting securities of the relevant Fund and/or by vote of a majority of the trustees who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval.  Each investment advisory agreement may be terminated without penalty by vote of the trustees or by vote of a majority of the outstanding voting securities of the relevant Fund, upon sixty days’ written notice, or by the Manager upon sixty days’ written notice, and each terminates automatically in the event of its assignment.

Each advisory agreement provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

The Manager acts as investment adviser to numerous other corporate and fiduciary clients.

Certain officers and trustees of the Trust also serve as officers, directors and trustees of other investment companies and clients advised by the Manager.  The other investment companies and clients sometimes invest in securities in which the Funds also invest.  If a Fund and such other investment companies or clients desire to buy or sell the same portfolio securities at the same time, purchases and sales may be allocated, to the extent practicable, on a pro rata basis in proportion to the amounts desired to be purchased or sold for each.  It is recognized that in some cases the practices described in this paragraph could have a detrimental effect on the price or amount of the securities which a Fund purchases or sells.  In other cases, however, it is believed that these practices may benefit the Funds.  It is the opinion of the Board of Trustees that the desirability of retaining the Manager as adviser for the Funds outweighs the disadvantages, if any, which might result from these practices.

Portfolio Managers

The Manager manages a broad range of equity and fixed income funds and mandates and operates an active, fundamental approach to stock selection.  Investment decisions made by the Manager for a Fund are made by teams organized for that purpose.  The International Equity Fund, the EAFE Fund, and the Global Alpha Equity Fund are managed by portfolio construction groups.  The team’s lead manager is primarily responsible for the management of such Fund’s

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portfolio.  The EAFE Choice Fund is managed by a portfolio construction group that includes a number of regional investment representatives.

Other Accounts Managed by Portfolio Managers  The following table shows information regarding other accounts managed by the Funds’ lead managers.  The information is provided as of December 31, 2009.

EAFE Fund

James Anderson	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	3	8,507	2	7,609
Other Pooled Investment Vehicles	1	3,205	0	0
Other Accounts	46	12,011	6	1,326

Ownership of Securities  As of December 31, 2009, Mr. Anderson did not beneficially own any equity securities of the EAFE Fund.

EAFE Choice Fund

Gerard Callahan	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	2	280	0	0
Other Pooled Investment Vehicles	2	683	0	0
Other Accounts	25	8,359	2	469

Ownership of Securities  As of December 31, 2009, Mr. Callahan did not beneficially own any equity securities of the EAFE Choice Fund.

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Mick Brewis	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	3	588	1	308
Other Pooled Investment Vehicles	4	3,813	0	0
Other Accounts	17	4,240	2	469

Ownership of Securities  As of December 31, 2009, Mr. Brewis did not beneficially own any equity securities of the EAFE Choice Fund.

Paul Faulkner	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	2	280	0	0
Other Pooled Investment Vehicles	1	397	0	0
Other Accounts	16	4,110	1	340

Ownership of Securities  As of December 31, 2009, Mr. Faulkner did not beneficially own any equity securities of the EAFE Choice Fund.

Craig Collins	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	2	280	0	0
Other Pooled Investment Vehicles	1	397	0	0
Other Accounts	16	4,110	1	340

Ownership of Securities  As of December 31, 2009, Mr. Collins did not beneficially own any equity securities of the EAFE Choice Fund.

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Iain Campbell	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	2	280	0	0
Other Pooled Investment Vehicles	1	397	0	0
Other Accounts	16	4,110	1	340

Ownership of Securities  As of December 31, 2009, Mr. Campbell did not beneficially own any equity securities of the EAFE Choice Fund.

Emerging Markets Fund

Richard Sneller	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	2	1,804	0	0
Other Pooled Investment Vehicles	2	1,619	0	0
Other Accounts	7	6,355	0	0

Ownership of Securities  As of December 31, 2009, Mr. Sneller did not beneficially own any equity securities of the Emerging Markets Fund.

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International Equity Fund

Gerald Smith	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	1	280	0	0
Other Pooled Investment Vehicles	1	1,575	0	0
Other Accounts	22	5,821	5	1,717

Ownership of Securities  As of December 31, 2009, Mr. Smith did not beneficially own any equity securities of the International Equity Fund.

Global Alpha Equity Fund

Charles Plowden	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	1	170	1	170
Other Pooled Investment Vehicles	4	1,589	0	0
Other Accounts	13	3,244	3	712

Ownership of Securities  As of December 31, 2009, Mr. Plowden did not beneficially own any equity securities in the Global Alpha Equity Fund.

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North American Equity Fund

Mick Brewis	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	3	588	1	308
Other Pooled Investment Vehicles	4	3,813	0	0
Other Accounts	17	4,240	2	469

Ownership of Securities  As of December 31, 2009, Mr. Brewis did not beneficially own any equity securities in the North American Equity Fund.

Material Conflicts of Interest   The Manager’s individual portfolio managers may manage multiple accounts for multiple clients.  In addition to mutual funds, these other accounts may include separate accounts, collective investment schemes, or offshore funds.  The Manager manages potential conflicts between the Funds and other types of accounts through allocation policies and procedures, and internal review processes.  The Manager has developed trade allocation systems and controls to ensure that no one client, regardless of type, is intentionally favored at the expense of another.  Allocation policies are designed to address potential conflicts in situations where two or more funds or accounts participate in investment decisions involving the same securities.

Compensation   Compensation arrangements within the Manager vary depending upon whether the individual is an employee or partner of Baillie Gifford & Co.  For employees, a portfolio manager’s compensation generally consists of base salary, bonus, and payments under Baillie Gifford’s long term incentive program.  In addition, portfolio managers are eligible for the standard retirement benefits and health and welfare benefits available to all Baillie Gifford employees.  Also, certain portfolio managers may be eligible for additional retirement benefits under several supplemental retirement plans that Baillie Gifford offers.  These plans are structured to provide the same retirement benefits as the standard retirement benefits.

A portfolio manager’s base salary is determined by the manager’s experience and performance in the role, taking into account the ongoing compensation benchmark analyses and is generally a fixed amount that may change as a result of an annual review, upon assumption of new duties, or when a market adjustment of the position occurs.

A portfolio manager’s bonus is determined by a number of factors, including investment performance, the portfolio manager’s contributions to the investment management functions within the sub-asset class, contributions to the development of other investment professionals and supporting staff, and overall contributions to strategic planning and decisions for the investment group.  Investment performance is measured over three years and is based on

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performance targets that are set and reviewed annually by the Chief of Investment Staff.  The bonus is paid on an annual basis.

Under the long term incentive program eligible participants receive an annual payment based on their years of service, job level and, if applicable, management responsibilities.  The long term incentive award is based on investment performance relative to competitors and Baillie Gifford’s operating efficiencies.

Richard Sneller, James Anderson, Gerald Smith, Charles Plowden, Mick Brewis, and Gerard Callahan are partners of Baillie Gifford & Co.  Their remuneration comprises a base salary and a share of the partnership profits.  The profit share is calculated as a percentage of total partnership profits based on seniority, role within Baillie Gifford & Co. and length of service.  The basis for the profit share is detailed in the Baillie Gifford & Co. Partnership Agreement.  The main staff benefits such as pension schemes are not available to partners and therefore partners provide for benefits from their own personal funds.

Administrator  The Bank of New York Mellon (“BONYM”), One Wall Street, New York, New York 10286, serves as the Funds’ administrator pursuant to an Administrative Services Agreement.  Each Fund pays BONYM as administrator an annual fee at the rate of 0.06% of the first $350 million of such fund’s average net assets and 0.045% of any average assets above $350 million.

The Emerging Markets Fund paid BONYM administrative fees of $112,223 for the fiscal year ended 2009, $133,219 for the fiscal year ended 2008, and $109,617 for the fiscal year ended 2007.  The International Equity Fund paid BONYM administrative fees of $107,620 for the fiscal year ended 2009 and $71,508 for the period February 7, 2008 through December 31, 2008.  The International Equity Fund suspended operations from November 22, 2005 through February 7, 2008 and did not pay any administrative fees during this period.  The EAFE Fund paid BONYM administrative fees of $272,337 for the fiscal year ended 2009, and $103,976 for the period March 6, 2008 (when it commenced operations) through December 31, 2008.  The EAFE Choice Fund recently commenced operations and paid no administrative fees for the fiscal period from December 16, 2009 to December 31, 2009.  The Global Alpha Equity Fund and the North American Equity Fund have not commenced operations, therefore these Funds did not pay any administrative fees during any completed fiscal year of the Trust.  The fees noted above were accrued for the fiscal period indicated, but may have been paid after the end of such fiscal period.

Custodial Arrangements  BONYM is also the Trust’s custodian.  As such, BONYM or sub-custodians acting at its direction hold in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, are the registered owners of securities held in book entry form belonging to the Fund.  Upon instruction, BONYM or such sub-custodians receive and deliver cash and securities of the Fund in connection with Fund transactions and collect all dividends and other distributions made with respect to Fund portfolio securities.

Transfer Agency   Unified Fund Services, Inc., 2960 North Meridian Street, Suite 300, Indianapolis, Indiana, 46208 serves as the Trust’s transfer and dividend paying agent.

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Independent Registered Public Accounting Firm   BBD, LLP (“BBD”), 1835 Market Street, 26th Floor, Philadelphia, PA 19103, has been appointed to serve as independent registered public accounting firm to the Trust and will conduct an annual audit of the financial statements of each operational Fund and provide other audit related and tax services.

Underwriter   Currently, there is no underwriter of shares of the Funds, and accordingly, the Trust self-distributes its shares.

DISTRIBUTION AND SERVICING PLANS

The Trust has adopted a Shareholder Servicing Plan pursuant to Rule 12b-1 of the 1940 Act (the “12b-1 Plan”) to allow the trustees the flexibility to pay for activities primarily intended to result in the sale of Fund shares. The Shareholder Service Fees collected by the Manager (as described in the PPM under “Multiple Classes”) are not paid by the Fund pursuant to the 12b-1 Plan because the Board of Trustees has determined that the Shareholder Service Fee is for services that are not primarily intended to result in the sale of Fund shares.  Currently, no fees are payable under the 12b-1 Plan.  If the Board of Trustees authorizes payments under the 12b-1 Plan in the future for any class of Shares, the Manager or another service provider might collect fees under the 12b-1 Plan, but only after appropriate authorization by the Trustees and after the Trust’s PPM has been updated to reflect such additional fees.

PORTFOLIO TRANSACTIONS AND BROKERAGE

In placing orders for the purchase and sale of portfolio securities for the Fund, the Manager always seeks the best price and execution.  Transactions in unlisted securities are carried out through broker-dealers who make the primary market for such securities unless, in the judgment of the Manager, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers.

The Manager selects only brokers or dealers which it believes are financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates which, when combined with the quality of the foregoing services, will produce best price and execution for the transaction.  This does not necessarily mean that the lowest available brokerage commission will be paid.  However, the commissions are believed to be competitive with generally prevailing rates.  The Manager will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data.  In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account.  The Fund may pay a broker a commission at a higher rate than otherwise available for the same transaction in recognition of the value of research services provided by the broker or in recognition of the value of any other services provided by the broker.

Receipt of research services from brokers may sometimes be a factor in selecting a broker which the Manager believes will provide best price and execution for a transaction.  These research services include not only a wide variety of reports on such matters as economic and

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political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with management representatives of issuers and with other analysts and specialists.  Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce the Manager’s expenses.  Such services may be used by the Manager in servicing other client accounts and in some cases may not be used with respect to the Fund.  Receipt of services or products other than research from brokers is not a factor in the selection of brokers.

During the fiscal year ended December 31, 2009, no Fund directed brokerage transactions, and no Fund owned any securities of its “regular brokers or dealers” or their parents, as defined in Rule 10b-1 under the 1940 Act.

The aggregate amount of brokerage commissions paid by the Emerging Markets Fund on portfolio transactions was $419,117 for the fiscal year ended 2009, $474,926 for the fiscal year ended December 31, 2008, and $479,653 for the fiscal year ended December 31, 2007.

The aggregate amount of brokerage commissions paid by the International Equity Fund on portfolio transactions was $100,709 for the fiscal year ended 2009 and $97,804 for the period February 7, 2008 through December 31, 2008.  The International Equity Fund suspended operations from November 22, 2005 through February 7, 2008 and paid no commissions during this period.

The aggregate amount of brokerage commissions paid by the EAFE Fund on portfolio transactions was $264,825 for the fiscal year ended 2009 and $176,362 for the period March 6, 2008 (when it commenced operations) through December 31, 2008.

The aggregate amount of brokerage commissions paid by the EAFE Choice Fund on portfolio transactions was $8,856 for the fiscal period from December 16, 2009 to December 31, 2009.

No Fund paid brokerage commissions to affiliated broker/dealers for the fiscal years ended December 31, 2007, 2008 and 2009.

The Global Alpha Equity Fund and the North American Equity Fund have not commenced operations, therefore these Funds have not paid any brokerage commissions during any completed fiscal year of the Trust.

DESCRIPTION OF THE TRUST

The Trust, registered with the SEC as a diversified open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) dated August 17, 2001, as amended from time to time.  The Trust consists of six series:  the Emerging Markets Fund, the International Equity Fund, the EAFE Fund, the EAFE Choice Fund, the Global Alpha Equity Fund and the North American Equity Fund.

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The Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of each series.  Each share of a Fund represents an equal proportionate interest in such Fund with each other share of a Fund and is entitled to a proportionate interest in the dividends and distributions from the Fund.  The shares of the Fund do not have any preemptive rights.  Upon termination of the Fund, whether pursuant to liquidation of the Trust or otherwise, shareholders of the Fund are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders.  The Declaration of Trust also permits the trustees to charge shareholders directly for custodial, transfer agency and servicing expenses.

The assets received by a Fund for the issue or sale of its shares and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to, and constitute the underlying assets of, the Fund.  The underlying assets are segregated and are charged with the expenses with respect to the Fund and with a share of the general expenses of the Trust.  Any general expenses of the Trust that are not readily identifiable as belonging to a Fund are allocated by or under the direction of the Board in such manner as the Board determines to be fair and equitable.  While the expenses of the Trust are allocated to the separate books of account of a Fund, certain expenses may be legally chargeable against the assets of all Funds.

The Declaration of Trust also permits the Board, without shareholder approval, to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the Board may designate.  While the Board has no current intention to exercise this power, it is intended to allow it to provide for an equitable allocation of the impact of any future regulatory requirements which might affect various classes of shareholders differently, or to permit shares of a series to be distributed through more than one distribution channel, with the costs of the particular means of distribution (or costs of related services) to be borne by the shareholders who purchase through that means of distribution.  The Board may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust (i.e., a new fund) or merge two or more existing portfolios.  Shareholders’ investments in such an additional or merged portfolio may be evidenced by a separate series of shares.

The Declaration of Trust provides for the perpetual existence of the Trust.  The Trust or a Fund, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Fund.  The Declaration of Trust further provides that the Board may also terminate the Trust or a Fund upon written notice to the shareholders.

Voting Rights

As summarized in the PPM, shareholders are entitled to one vote for each full share held (with fractional votes for each fractional share held) and may vote (to the extent provided in the Declaration of Trust) in the election of trustees and the termination of the Trust and on other matters submitted to the vote of shareholders.

The Declaration of Trust provides that on any matter submitted to a vote of all Trust shareholders, all Trust shares entitled to vote shall be voted together irrespective of series or sub-series unless the rights of a particular series or sub-series would be affected by the vote, in which

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case a separate vote of that series or sub-series shall also be required to decide the question.  Also, a separate vote shall be held whenever required by the 1940 Act or any rule thereunder.  Rule 18f-2 under the 1940 Act provides in effect that a class shall be deemed to be affected by a matter unless it is clear that the interests of each class in the matter are substantially identical or that the matter does not affect any interest of such class.  On matters affecting an individual series, only shareholders of that series are entitled to vote.  Consistent with the current position of the SEC, shareholders of all series vote together, irrespective of series, on the election of trustees and the selection of the Trust’s independent registered public accounting firm, but shareholders of each series vote separately on other matters requiring shareholder approval, such as certain changes in fundamental investment policies of that series or the approval of the investment advisory agreement relating to that series.

There will normally be no meetings of shareholders for the purpose of electing trustees except that, in accordance with the 1940 Act, (i) the Trust will hold a shareholders’ meeting for the election of trustees at such time as less than a majority of the trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy on the board of trustees, less than two-thirds of the trustees holding office have been elected by the shareholders, that vacancy may be filled only by a vote of the shareholders.  In addition, trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust’s custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares.

Upon written request by the holders of shares having a net asset value constituting 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders).

Except as set forth above, the trustees shall continue to hold office and may appoint successor trustees.  Voting rights are not cumulative.

No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust, except (i) to change the Trust’s name or to cure technical problems in the Declaration of Trust, (ii) to establish, change or eliminate the par value of any shares (currently all shares have no par value) and (iii) to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the trustees may designate.

Shareholder and Trustee Liability

Under Massachusetts law shareholders could, under certain circumstances, be held personally liable for the obligations of a Fund of which they are shareholders.  However, the Declaration of Trust disclaims shareholder liability for acts or obligations of a Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the trustees.  The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the

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obligations of the Fund.  Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund itself would be unable to meet its obligations.

The Declaration of Trust further provides that the trustees will not be liable for errors of judgment or mistakes of fact or law.  However, nothing in the Declaration of Trust protects a trustee against any liability to which the trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.  The By-Laws of the Trust provide for indemnification by the Trust of the trustees and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that such action was in the best interests of the Trust.  No officer or trustee may be indemnified against any liability to the Trust or the Trust’s shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

HOW TO BUY SHARES

The procedures for purchasing shares of a Fund are summarized in the PPM under “Purchase of Shares.”

NET ASSET VALUE AND OFFERING PRICE

The net asset value of a share of a Fund will be determined as of 4:00 p.m. New York time on any day on which the New York Stock Exchange is open for unrestricted trading.  The net asset value per share of a Fund is determined by dividing the total market value of the Fund’s portfolio investments and other assets, less any liabilities, by the total outstanding shares of the Fund.

Equity securities listed on a securities exchange for which market quotations are readily available are valued at the last quoted sale price or the closing price on each business day, or, if there is no such price, at the mean of the most recent quoted bid and asked prices, unless the Manager, acting pursuant to procedures approved by the board of trustees of the Trust, determines that such value is not the fair value of such a security.  Price information on listed securities is generally based on market data (such as the closing price, last quoted sale price, or most recent quoted bid and asked prices) from the exchange where the security is primarily traded.  Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked prices, except that debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost.  Other securities for which current market quotations are not readily available and all other assets are taken at fair value as determined in good faith by the Manager, pursuant to procedures approved by the board of trustees of the Trust.  The Manager may make use of independent pricing services in making fair value determinations.  Fair value pricing involves subjective judgments, and the fair value determined for a security may be materially different than the value that could be realized upon the sale of that security.

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Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of regular trading on the New York Stock Exchange.  Occasionally, events affecting the value of foreign fixed income securities and of equity securities of non-U.S. issuers not traded on a U.S. exchange may occur between the completion of substantial trading of such securities for the day and the close of regular trading on the New York Stock Exchange, which events may not be reflected in the computation of a Fund’s net asset value.  If events materially affecting the value of the Fund’s portfolio securities are deemed to occur during such period, then these securities will be valued at their fair value as determined in good faith by the Manager, pursuant to procedures approved by the board of trustees of the Trust.  The use of an independent pricing service or other methods by the Manager to adjust valuations in response to perceived stale prices is necessarily based on imperfect information, and may result in values for securities that are materially different than the prices for those securities when the relevant non-U.S. exchanges open again for trading.

REDEMPTIONS

The procedures for redemption of a Fund’s shares are summarized in the PPM under “Redemption of Shares.”

INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS

As described in the PPM under “Distributions,” it is generally the policy of each Fund to pay out at least annually as dividends to its shareholders substantially all of its investment company taxable income (which includes dividends and any interest it receives from investments and the excess of net short-term capital gains over net long-term capital losses), if any, and to distribute at least annually substantially all net realized capital gains (that is, the excess of net long-term capital gains over net short-term capital losses including capital loss carryovers), if any.  Each Fund’s policy is to declare and pay distributions of its net investment company taxable income and net realized capital gains annually although any Fund may do so more frequently as determined by the trustees of the Trust to the extent permitted by applicable regulations.  Notwithstanding the foregoing, each of the Funds may retain net investment company taxable income and net realized capital gain.

Income dividends and capital gain distributions are payable in full and fractional shares of the particular Fund, based upon the net asset value determined as of the close of regular trading on the New York Stock Exchange on the record date for each dividend or distribution.  Shareholders, however, may elect to receive their distributions in cash.  The election may be made at any time by submitting a written request directly to the Trust.  In order for a change to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

As required by federal law, federal tax information will be furnished to each shareholder for each calendar year early in the succeeding year.

Scope of discussion.  The following discussion addresses certain U.S. federal income tax considerations that may be relevant to investors that (a) are citizens or residents of the United States, or corporations, partnerships, or other entities created or organized under the laws of the

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United States or any political subdivision thereof, or estates or trusts that are subject to U.S. federal income taxation regardless of the source of their income and (b) hold, directly or indirectly, shares of a Fund as a capital asset (“U.S. shareholders”).

The following discussion provides only limited information about the U.S. federal income tax treatment of shareholders that are not U.S. shareholders, and it does not address the U.S. federal income tax treatment of shareholders that are subject to special tax regimes such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, U.S. shareholders whose functional currency (as defined in section 985 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) is not the U.S. dollar, persons investing through defined contribution plans and other tax-qualified plans, and persons that hold shares in a Fund as part of a “straddle,” “conversion transaction,” “hedge,” or other integrated investment strategy.  All such prospective and actual shareholders are urged to consult their own tax advisors with respect to the U.S. tax treatment of an investment in shares of a Fund.

The Funds have not sought an opinion of legal counsel as to any specific U.S. tax matters.  The discussion below as it relates to U.S. federal income tax consequences is based upon the Code and regulations, rulings, and judicial decisions thereunder as of the date hereof.  Such authorities may be repealed, revoked, or modified (possibly on a retroactive basis) so as to result in U.S. federal income tax consequences different from those discussed below.

This discussion is for general information purposes only.  Prospective shareholders should consult their own tax advisors with respect to their particular circumstances and the effect of state, local, or foreign tax laws to which they may be subject.

Taxation of the Fund.  Each Fund is treated as a separate entity for U.S. federal income tax purposes.  Each Fund has elected to be treated as a regulated investment company eligible for taxation under the provisions of Subchapter M of the Code and intends to qualify each year as such.  In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, a Fund must, among other things:

(a) derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income from interests in “qualified publicly traded partnerships” (as defined below);

(b) diversify its holdings so that, at the end of each quarter of its taxable year, (i) at least 50% of the market value of the Fund’s assets consists of cash and cash items, U.S. government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested (x) in the securities (other than those of the U.S. government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships (as defined below); and

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(c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code, but without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, if any, for such year.

In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized by the regulated investment company.  However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (generally defined as a partnership (i) interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof, (ii) that derives at least 90% of its income from passive income sources defined in Code section 7704(d), and (iii) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income.  In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership.

For purposes of the diversification test in (b) above, identification of the issuer (or, in some case, issuers) of a particular Fund investment will depend on the terms and conditions of that investment.  In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the Internal Revenue Service (“I.R.S.”) with respect to issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the diversification test in (b) above.  Also, for purposes of the diversification test in (b) above, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership.

If a Fund qualifies as a regulated investment company that is accorded special tax treatment, it will not be subject to U.S. federal income tax on income paid to its shareholders in a timely manner in the form of dividends (including Capital Gain Dividends, as defined below).

If a Fund were to fail to qualify as a regulated investment company accorded special tax treatment in any taxable year, it would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to U.S. shareholders as dividend income.  Some portions of such distributions may by eligible for the dividends received deduction in the case of corporate shareholders.  In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

As noted above, each of the Funds intend to distribute at least annually to its shareholders all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction) and its net capital gain.  Notwithstanding the foregoing, the Funds may retain investment company taxable income and net capital gain.  In the event a Fund does retain any investment company taxable income, that income will be subject to tax at regular

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corporate rates.  If a Fund retains any net capital gain, it will be subject to tax at regular corporate rates on the amount retained, but may designate the retained amount as undistributed capital gains in a notice to its shareholders who (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their federal income tax liabilities, if any, and to claim refunds on a properly filed U.S. tax return to the extent the credit exceeds such liabilities.  For U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of a Fund will be increased by an amount equal under current law to the difference between the amount of undistributed capital gains included in the shareholder’s gross income and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence.

Treasury regulations permit a regulated investment company, in determining its investment company taxable income and net capital gain, to treat all of any net capital loss, any net long-term capital loss or any net foreign currency loss incurred after October 31 as if it had been incurred in the succeeding year.

If a Fund fails to distribute in a calendar year an amount at least equal to the sum of 98% of its ordinary income for such year and 98% of its capital gain net income for the one-year period ending October 31 (or later if it is permitted so to elect and so elects), plus any retained amount from the prior year, the Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts.  For these purposes, the Fund will be treated as having distributed any amount on which it is subject to corporate income tax.  A dividend paid to shareholders by the Fund in January of a year generally is deemed to have been paid by the Fund on December 31 of the preceding year, if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year.  Each of the Funds intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance that each Fund will be able to do so.

In addition, if any of the Funds qualifies as a “personal holding company” for U.S. federal income tax purposes, such Fund may have to adjust the timing of its distributions to its shareholders, or make additional distributions, in order to avoid a Fund-level tax on its “undistributed personal holding company income” (as defined in Section 541 of the Code).  Generally, a Fund will qualify as a personal holding company if, at any time during the last half of its taxable year, more than 50% of its shares are owned, directly or indirectly, by five or fewer individuals and/or certain pension trusts, private foundations, charitable trusts or trusts providing for the payment of supplemental unemployment benefits. In the event that a Fund qualifies as a personal holding company, the Fund will seek to make distributions sufficient to avoid a Fund-level tax under the personal holding company rules, although there can be no assurance it will be able to do so.

Fund distributions.  For U.S. federal income tax purposes, distributions of investment income are generally taxable as ordinary income.  Taxes on distributions of capital gains are determined by how long a Fund owned the investments that generated them, rather than how long a shareholder has owned his or her shares.  Distributions of net capital gains from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends (“Capital Gain Dividends”) will be taxable as long-term

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capital gains.  Long-term capital gain rates applicable to individuals have been temporarily reduced — in general, to 15%, with a 0% rate applying to taxpayers in the 10% and 15% rate brackets — for taxable years beginning before January 1, 2011.  It is currently unclear whether Congress will extend this provision for taxable years beginning on or after January 1, 2011.  Distributions of gains from the sale of investments that a Fund owned for one year or less will be taxable as ordinary income.

For taxable years beginning on or before January 1, 2011, “qualified dividend income” received by an individual will be taxed at the rates applicable to long-term capital gain.  In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund’s shares.  A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation that is readily tradable on an established security market in the United States) or (b) treated as a passive foreign investment company.

In general, distributions of investment income designated by a Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual, provided the shareholder meets the holding period and other requirements described above with respect to the Fund’s shares.  If the aggregate qualified dividends received by a Fund during any taxable year are 95% or more of its gross income (excluding the excess of net long-term capital gain over net short-term capital loss), then 100% of the Fund’s dividends (other than dividends properly designated Capital Gain Dividends) will be eligible to be treated as qualified dividend income.  For this purpose, the only gain included in the term “gross income” is the excess of net short-term capital gain over net long-term capital loss.  It is currently unclear whether Congress will extend the special tax treatment of qualified dividend income for tax years beginning on or after January 1, 2011.

Distributions are generally taxable to shareholders even if they are paid from income or gains earned by a Fund before a shareholder’s investment (and thus were included in the price the shareholder paid for its shares).  Distributions are taxable whether shareholders receive them in cash or in additional shares.

Dividends of net investment income received by corporate shareholders of a Fund will qualify for the 70% dividends received deduction generally available to corporations to the extent of the amount of qualifying dividends received by the Fund from domestic corporations

33

for the taxable year.  A dividend received by a Fund will not be treated as a qualifying dividend (1) if the stock on which the dividend is paid is considered to be “debt-financed” (generally, acquired with borrowed funds), (2) if it has been received with respect to any share of stock that the Fund has held for less than 46 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (91 days during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (3) to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property.  Moreover, the dividends received deduction may be disallowed or reduced (1) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Fund or (2) by application of the Code.

Sale, exchange or redemption of shares.  A sale, exchange or redemption of shares in a Fund will generally give rise to a capital gain or loss, except as described below with respect to redemptions that are treated as distributions under section 301 of the Code.  In general, any capital gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held for more than 12 months. Otherwise, the gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss.  However, any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term, rather than short-term, to the extent of any long-term capital gain distributions received (or deemed received) by the shareholder with respect to the shares.  Furthermore, all or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other shares of the Fund (or substantially identical shares) are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

In some circumstances, a redemption of shares in a Fund may be treated as resulting in a distribution to which section 301 of the Code applies rather than as a payment in exchange for the Fund shares. If amounts received by a shareholder upon a redemption are treated as a Code section 301 distribution, those amounts will be treated as dividend income to the extent of the Fund’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If such amounts exceed the Fund’s earnings and profits, they will reduce the basis of the shareholder’s Fund shares and will be treated as capital gain to the extent that they exceed such basis (see “Return of capital distributions” below).  The determination of whether a redemption will be treated as a Code section 301 distribution rather than as a payment in exchange for shares will depend upon a number of factors, including in particular the extent of the shareholder’s percentage stock ownership in the Fund following the redemption and the extent to which the redemption reduces the shareholder’s percentage stock ownership interest.  As an example, if a redemption does not reduce a shareholder’s percentage stock ownership interest in the Fund, the redemption may well be treated as a Code section 301 distribution. Furthermore, certain attribution rules apply for purposes of determining a shareholder’s percentage stock ownership interest in a Fund at any given time. The rules for determining when a redemption will be treated as giving rise to a distribution under section 301 of the Code, and the tax consequences of Code section 301 distributions, are complex and depend on the relevant facts and circumstance.  Shareholders are accordingly urged to consult their tax advisors with respect to these rules.

34

Return of capital distributions.  If a Fund makes a distribution to a shareholder in excess of its current and accumulated “earning and profits” in any taxable year, the excess distribution will be treated as a return of capital to the extent of the shareholder’s tax basis in its shares, and thereafter as capital gain.  A return of capital is not taxable, but it reduces the shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares.

Capital loss carryovers.  Distributions from capital gains are generally made after applying any available capital loss carryovers.  The amounts and expiration dates of any capital loss carryovers available to a Fund are shown in the notes to the financial statements incorporated by reference into this SAI.

Deemed distributions of certain expenses.  Because shares of the Funds are not otherwise publicly offered, unless a Fund has at least 500 shareholders at all times during a taxable year, its shareholders may be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Fund.  Expenses that are deemed distributed by a Fund include those paid or incurred during a calendar year that are deductible in determining the Fund’s investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its management fee, but excluding those expenses incurred by virtue of the Fund’s organization as a registered investment company (such as its registration fees, trustees’ fees, expenses of periodic trustees’ and shareholders’ meetings, transfer agent fees, certain legal and accounting fees, the expenses of shareholder communications required by law, and certain other expenses).  Shareholders that may be deemed to have received distributions of such expenses include (i) individuals taxable in the U.S. or persons calculating their taxable income in the same way as do such individuals and (ii) pass-through entities having such an individual or person or another pass-through entity as an interest holder or beneficiary.  Shareholders can generally deduct such deemed distributions of expenses only to the extent that their respective total miscellaneous itemized deductions exceeds 2% of their respective adjusted gross incomes from all sources.  The deemed distributions of expenses could as a result increase a shareholder’s net taxes owed, reducing the Fund’s effective yield with respect to such a shareholder.

Hedging and similar transactions.  If a Fund engages in hedging transactions, including transactions involving options, futures, forward contracts, swaps, straddles or other similar transactions, the Fund will be subject to special tax rules (including constructive sale, mark-to-market, straddle, wash sale, and short sale rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund’s securities, convert long-term capital gains into short-term capital gains or convert short-term capital losses into long-term capital losses.  These rules could therefore affect the amount, timing and character of distributions to shareholders.  Each of the Funds will determine whether to make any available elections pertaining to such transactions.

Certain of a Fund’s hedging activities (including its transactions, if any, in foreign currencies or foreign currency-denominated instruments) are likely to produce a difference between its book income and its taxable income.  If a Fund’s book income exceeds its taxable income, the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Fund’s remaining earnings and profits (including earnings and profits arising from

35

tax-exempt income), (ii) thereafter, as a return of capital to the extent of the recipient’s basis in the shares, and (iii) thereafter, as gain from the sale or exchange of a capital asset.  If a Fund’s book income is less than its taxable income, the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment.

Foreign currency transactions and related hedging transactions.  A Fund’s transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

Investment in securities of certain foreign corporations.  Income received by a Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries.  Tax treaties between certain countries and the United States may reduce or eliminate such taxes.  If more than 50% of its assets at year end consists of the securities of foreign corporations, a Fund may elect to permit shareholders to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid by the Fund to foreign countries in respect of foreign securities the Fund held for at least the minimum period specified in the Code.  In such a case, shareholders will include in gross income from foreign sources their pro rata shares of such taxes.  A shareholder’s ability to claim a foreign tax credit or deduction in respect of foreign taxes paid by a Fund may be subject to certain limitations imposed by the Code, as a result of which a shareholder may not get a full credit or deduction for the amount of such taxes.  In particular, shareholders must hold their Fund shares (without protection from risk of loss) on the ex-dividend date and for at least 15 additional days during the 30-day period surrounding the ex-dividend date to be eligible to claim a foreign tax credit with respect to a given dividend.  Shareholders who do not itemize on their federal income tax returns may claim a credit (but no deduction) for such foreign taxes.

Equity investments, by a Fund in certain passive foreign investment companies (“PFICs”) could subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the company or on gains from the sale of its investment in such a company.  This tax cannot be eliminated by making distributions to shareholders of the Fund.  However, if certain conditions are met, a Fund may elect to avoid the imposition of that tax.  For example, a Fund may elect, pursuant to sections 1293 and 1295 of the Code, to treat a PFIC as a “qualified electing fund” (a “QEF election”), in which case the Fund will be required to include its share of the company’s income and net capital gains annually, regardless of whether it receives any distribution from the company.  A Fund also may make an election, pursuant to section 1296 of the Code, to mark the gains (and to a limited extent losses) in such holdings “to the market” as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund’s taxable year.  Such gains and losses are treated as ordinary income and loss.  The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by a Fund to avoid taxation.  Making either of these elections therefore may require a Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirements, which also may accelerate the recognition of gain and affect the Fund’s total return.  Dividends paid by PFICs will not be eligible to be treated as “qualified dividend income.”

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A foreign corporation is a “passive foreign investment company” if: (i) 75% or more of its gross income for the taxable year is passive income, or (ii) the average percentage of the assets (generally by value, but by adjusted tax basis in certain cases) held by such corporation during the taxable year which produce or are held for the production of passive income is at least 50%.  Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gain over losses from certain property transactions and commodities transactions, and foreign currency gains.  Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business activities and certain income received from related persons.

Securities issues or purchased at a discount.  A Fund’s investment in securities issued at a discount (for example, zero coupon bonds) and certain other obligations will (and investments in securities purchased at a discount may) require the Fund to accrue and distribute income not yet received.  In order to generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio that it otherwise would have continued to hold.

Tax shelter reporting regulations.  Under Treasury regulations, if a shareholder recognizes a loss of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the I.R.S. a disclosure statement on Form 8886.  Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted.  Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies.  The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper.  Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

Shares purchased through tax-qualified plans.  Special tax rules apply to investments though defined contribution plans and other tax-qualified plans.  Shareholders should consult their tax advisers to determine the suitability of shares of a Fund as an investment through such plans and the precise effect of  such an investment in their particular tax situations.

Tax-Exempt Shareholders. Under current law, each of the Funds serve to “block” (that is, prevent the attribution to shareholders of) unrelated business taxable income (“UBTI”) from being realized by tax-exempt shareholders. Notwithstanding this “blocking” effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in a Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of section 514(b) of the Code.

Backup withholding.  A Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish such Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to such Fund that he or she is not subject to such withholding.  The backup withholding tax rate is 28% for amounts paid through 2010.  This rate will expire and the backup withholding

37

rate will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise.

For a foreign investor to qualify for exemption from the backup withholding tax and for reduced withholding tax rates under income tax treaties, the foreign investor must comply with special certification and filing requirements. Foreign investors in a Fund should consult their tax advisers in this regard.

Non-U.S. shareholders.  In general, dividends (other than Capital Gain Dividends) paid to a shareholder that is not a “U.S. person” within the meaning of the Code (a “foreign person”), are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate) even if they are funded by income or gains (such as portfolio interest, short-term capital gains, or foreign source dividend and interest income) that if paid to a foreign person directly, would not be subject to withholding.

However, effective for taxable years of a Fund beginning before January 1, 2010 (and for taxable years beginning before January 1, 2011 if pending legislation discussed below is enacted), the Fund will not be required to withhold any amounts (i) with respect to distributions of amounts (other than distributions to a foreign person (w) that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, (x) to the extent that the dividend is attributable to certain interest on an obligation if the foreign person is the issuer or a 10% shareholder of the issuer, (y) that is within certain foreign countries that have inadequate information exchange with the United States, or (z) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign person and the foreign person is a controlled foreign corporation) from U.S. source interest income that, in general, would not be subject to U.S. federal income tax if earned directly by an individual foreign person to the extent such distributions are properly designated by the Fund, and (ii) with respect to distributions (other than (a) distributions to an individual foreign person who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (b) distributions subject to special rules regarding the disposition of U.S. real property interests) of net short-term capital gains in excess of net long-term capital losses, to the extent such distributions are properly designated by the Fund.  Pending legislation proposes to extend the exemption for one additional year, i.e., for dividends with respect to taxable years beginning on or after January 1, 2010 but before January 1, 2011.  As of the date of this SAI, it is unclear whether such legislation will be enacted and, if enacted, what the terms of the extension will be.

Depending on the circumstances, each of the Funds may make such designations with respect to all, some or none of its potentially eligible dividends and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding.  It should also be noted that the exemption for interest-related and short-term capital gain dividends generally does not apply to dividends of a Fund which are derived from foreign source income such as dividends or interest received by a Fund from non-U.S. issuers.  Moreover, in the case of shares held through an intermediary, the intermediary may withhold even if the Fund makes a designation with respect to a payment.

A beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on a sale,

38

exchange or redemption of such shares of a Fund or on Capital Gain Dividends unless (i) such gain or Capital Gain Dividend is “effectively connected” with the conduct of a trade or business carried on by such holder within the U.S. or (ii) in the case of an individual holder, the holder is present in the U.S. for a period or periods aggregating 183 days or more during the year of the sale or  receipt of the Capital Gain Dividend and certain other conditions are met.  If a shareholder is potentially eligible for the benefits of a tax treaty, any “effectively connected” income or gain will generally be subject to U.S. federal income tax on a net basis only if it is attributable to a permanent establishment maintained by the shareholder in the U.S.  A beneficial holder of shares who is a foreign person may also be subject to U.S. withholding tax on the proceeds of a redemption of Fund shares if such redemption proceeds are treated as a dividend as described above under “Sale, exchange or redemption of shares.”

A beneficial holder of shares who is a foreign person may be subject to state, local or foreign taxes, and to the U.S. federal estate tax, in addition to the U.S. federal income tax rules described above.

U.K. resident pension schemes.  The U.S. withholding tax imposed on dividends paid by a Fund to shareholders that are U.K. resident pension schemes may be eliminated pursuant to the U.S.-U.K. tax treaty currently in effect.  To benefit from the U.S. withholding tax exemption under the treaty, a U.K. resident pension scheme must, among other requirements, be considered both a “pension scheme” and a “qualified person” as defined in the treaty and must be considered to “derive” the dividend as permitted under the treaty. Shareholders should consult their tax advisors to determine eligibility for treaty benefits.

FINANCIAL STATEMENTS

Financial statements of the International Equity Fund, the EAFE Fund, the EAFE Choice Fund and the Emerging Markets Fund for the fiscal year ended December 31, 2009 are incorporated by reference to the Annual Report of the International Equity Fund, the EAFE Fund, the EAFE Choice Fund and the Emerging Markets Fund filed with the SEC on March 10, 2010.  These financial statements have been incorporated by reference herein in reliance on the report of BBD, LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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PART C.  OTHER INFORMATION

Item 28.  Exhibits.

The following Exhibits are filed herewith:

a(i).                                                    Amended and Restated Agreement and Declaration of Trust of Registrant, incorporated by reference to Amendment No. 2 to the registration statement of the Trust on Form N-1A filed April 30, 2002.

a(ii).                                                 Amendment No. 1 to the Amended and Restated Declaration of Trust of Registrant, incorporated by reference to Amendment No. 9 to the registration statement of the Trust on Form N-1A filed April 29, 2008.

a(iii).                                              Amendment No. 2 to the Amended and Restated Declaration of Trust of Registrant, incorporated by reference to Amendment No. 10 to the registration statement of the Trust on Form N-1A filed April 30, 2009.

a(iv).                                             Amendment No. 3 to the Amended and Restated Declaration of Trust of Registrant, incorporated by reference to Amendment No. 10 to the registration statement of the Trust on Form N-1A filed April 30, 2009.

b.                                                              Copy of By-Laws of Registrant as amended November 13, 2003, incorporated by reference to Amendment No. 5 to the registration statement of the Trust on Form N-1A filed on May 5, 2004.

c.                                                               Portions of Amended and Restated Agreement and Declaration of Trust and By-Laws Relating to Shareholders’ Rights.  (See (a) and (b) above)

d(i).                                                   Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The International Equity Fund), incorporated by reference to Amendment No. 9 to the registration statement of the Trust on Form N-1A filed April 29, 2008.

d(ii).                                                Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The EAFE Fund), incorporated by reference to Amendment No. 9 to the registration statement of the Trust on Form N-1A filed April 29, 2008.

d(iii).                                             Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The Emerging Markets Fund), incorporated by reference to Amendment No. 2 to the registration statement of the Trust on Form N-1A filed on April 30, 2002.

d(iv).                                            Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The North American Equity Fund), filed herewith.

d(v).                                               Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The Global Alpha Equity Fund), filed herewith.

d(vi).                                            Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The EAFE Choice Fund), filed herewith.

e.                                                               Not applicable.  See Paragraph 2(b) of General Instruction B.

f.                                                                 Not applicable.

g(i).                                                   Form of Custodian Agreement between Registrant and Bank of New York, incorporated by reference to the initial registration statement of the Trust on Form N-1A filed December 22, 2000.

g(ii).                                                Form of Foreign Custodian Manager Agreement between Registrant and Bank of New York, incorporated by reference to the initial registration statement of the Trust on Form N-1A filed December 22, 2000.

h(i).                                                   Administrative Services Agreement between Registrant and Bank of New York, incorporated by reference to the initial registration statement of the Trust on Form N-1A filed December 22, 2000.

h(ii).                                                Form of Mutual Fund Service Agreement between Registrant and Unified Fund Services Inc., incorporated by reference to the initial registration statement of the Trust on Form N-1A filed December 22, 2000.

h(iii).                                             Amendment to Mutual Fund Services Agreement, incorporated by reference to Amendment No. 5 to the registration statement of the Trust on Form N-1A filed on May 5, 2004.

h(iv).                                            Form of Subscription Agreement for the purchase of Shares of any series of the Trust, filed herewith.

i.                                                                  Not applicable.  See Paragraph 2(b) of General Instruction B.

j.                                                                  Consent of BBD, LLP, filed herewith.

k.                                                               Not applicable.  See Paragraph 2(b) of General Instruction B.

l.                                                                  Not applicable.

m.                                                            Shareholder Service Plan, incorporated by reference to Amendment No. 10 to the registration statement of the Trust on Form N-1A filed April 30, 2009.

n.                                                              Plan Pursuant to Rule 18f-3, incorporated by reference to Amendment No. 9 to the registration statement of the Trust on Form N-1A filed April 29, 2008.

p(i).                                                   Code of Ethics of the Registrant and Baillie Gifford Overseas Limited, incorporated by reference to Amendment No. 9 to the registration statement of the Trust on Form N-1A filed April 29, 2008.

p(ii).                                                Code of Ethics for Principal Executive and Senior Financial Officers of the Registrant, incorporated by reference to Amendment No. 8 to the registration statement of the Trust on Form N-1A filed April 30, 2007.

Item 29.  Persons Controlled By or Under Common Control With Registrant.

Not applicable.

Item 30.  Indemnification.

Article VIII of the Registrant’s Agreement and Declaration of Trust (Exhibit a hereto) provides for indemnification of trustees and officers.  The effect of this provision is to provide indemnification for each of the Registrant’s trustees and officers against liabilities and counsel fees reasonably incurred in connection with the defense of any legal proceeding in which such trustee or officer may be involved by reason of being or having been a trustee or officer, except with respect to any matter as to which such trustee or officer shall have been adjudicated to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.  As to any matter disposed of without an adjudication by a court or other body, indemnification will be provided to the Registrant’s trustees and officers if (a) such indemnification is approved by a majority of the disinterested trustees, or (b) an opinion of independent legal counsel is obtained that such indemnification would not protect the trustee or officer against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties.

Item 31.  Business and Other Connections of Investment Adviser.

Baillie Gifford Overseas Limited (“BGO”) is registered under the Investment Advisers Act of 1940 and regulated by the Financial Services Authority of the United Kingdom, and as such is engaged in the provision of investment advisory and management services to a variety of public and, private investment pools (including hedge funds), and private accounts.

For additional information as to the business, profession, vocation or employment of  a substantial nature that BGO and each of its directors, officers and partners is or has been engaged in within the last two fiscal years, please refer to BGO’s Form ADV (SEC No. 801-21051), which is incorporated herein by reference.

Item 32.  Principal Underwriters.

Not applicable.

Item 33.  Location of Accounts and Records

The records required by Section 31(a) and Rule 31a-1 through 3 under the 1940 Act will be maintained by Registrant at its offices, 1 Greenside Row, Edinburgh, Scotland, UK EH1 3AN, except that: (i) the Transfer Agent (located at 2960 North Meridian Street, Suite 300, Indianapolis, Indiana 46208) and Custodian (located at One Wall Street, New York, New York 10286) for Registrant, will maintain the records required by subparagraphs (a)(1), (b)(1)-(5) and (6)-(8) of Rule 31a-1 and by Rule 31a-2; and (ii) BGO, located at 1 Greenside Row, Edinburgh, Scotland, UK EH1 3AN will maintain the records required by Rule 31a-1(f) and Rule 31a-2(e).

Item 34.  Management Services.

Not applicable.

Item 35.  Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the registrant has duly caused this Amendment No.11 to the Registration Statement to be signed on its behalf by the undersigned, duly authorized in the city of Edinburgh, Scotland on the 30th day of April, 2010.

Baillie Gifford Funds

By:	/s/ Nigel Cessford
Nigel Cessford
Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

d(iv).	Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of the North American Equity Fund).

d(v).	Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of the Global Alpha Equity Fund).

d(vi).	Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of the EAFE Choice Fund).

h(iv).	Form of Subscription Agreement for the purchase of Shares of any series of the Trust.

j.	Consent of BBD, LLP.